EXHIBIT 10.12

SENIOR LOAN NOTE SUBSCRIPTION AGREEMENT

TRITIUM PTY LTD (ACN 095 500 280)

arranged by

COMMONWEALTH BANK OF AUSTRALIA (ACN 123 123 124)

with

CBA CORPORATE SERVICES (NSW) PTY LIMITED (ACN 072 765 434)

acting as Security Trustee

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37.	Confidentiality	88

38.	PPSA Provisions	91

39.	Counterparts	92

40.	Indemnities and Reimbursement	92

41.	Prompt performance	92

42.	Survival	92

43.	Acknowledgement	92

44.	Public Offer	92

45.	Contractual Recognition Of Bail-In	94

46.	Governing Law	95

47.	Enforcement	95

SCHEDULE 1 THE ORIGINAL PARTIES		96

SCHEDULE 2 CONDITIONS PRECEDENT		99

SCHEDULE 3 UTILISATION REQUEST		104

SCHEDULE 4 FORM OF TRANSFER CERTIFICATE		105

SCHEDULE 5 FORM OF ACCESSION LETTER		107

SCHEDULE 6 FORM OF RESIGNATION LETTER		108

SCHEDULE 7 FORM OF COMPLIANCE CERTIFICATE		109

SCHEDULE 8 FORMS OF DIRECTOR’S CERTIFICATE		110

SCHEDULE 9 TIMETABLES		114

SCHEDULE 10 FORM OF LOAN NOTE DEED POLL		115

1.	Definitions and Interpretation	115

2.	Rights of Lenders	115

3.	Creation of Loan Notes	115

4.	Acknowledgement of Debt	115

5.	Nature and Status of Loan Notes	116

6.	Interest, Repayment and Prepayment	116

7.	Other Amounts	117

8.	Payments	117

9.	Notices	117

10.	Governing Law	117

SIGNATURE PAGES		118

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THIS AGREEMENT is dated                                                             2020 and made between:

(1)	TRITIUM HOLDINGS PTY LTD (ACN 145 324 910) (“Holdco”);

(2)	TRITIUM PTY LTD (ACN 095 500 280) (the “Borrower”);

(3)	The PERSONS listed in Part II of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(4)	COMMONWEALTH BANK OF AUSTRALIA (ACN 123 123 124) as mandated lead arranger and bookrunner (“MLAB”);

(5)	The PERSON listed in Part III of Schedule 1 (The Original Parties) as original lender (the “Original Lender”); and

(7)	CBA CORPORATE SERVICES (NSW) PTY LIMITED (ACN 072 765 434) as security trustee for the Beneficiaries (the “Security Trustee”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa1or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved in writing by all the Lenders (in their absolute discretion).

“Accession Deed” has the meaning given to the term “Accession Deed” in the Security Trust Deed and the Intercreditor Deed.

“Accession Letter” means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

“Additional Guarantor” means a company which becomes an “Additional Guarantor” in accordance with Clause 24 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

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“AML/CTF Laws” means the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), the Anti-Money Laundering and Countering Financing of Terrorism Act 2009 (NZ) and the Financial Transactions Reporting Act 1996 (NZ) and any other anti-money laundering, anti-drug trafficking, anti-bribery or any other corrupt activity or counter-terrorism financing laws or regulations including, without limitation, any laws or regulations imposing “know your customer” or other identification checks or procedures, that apply to a Finance Party, in any jurisdiction (including, without limitation, the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010, the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act, in connection with the Finance Documents.

“Associate” has the meaning given to it in Section 128F(9) of the Tax Act. “Australian Corporations Act” means the Corporations Act 2001 (Cth). “Australian Obligor” means an Obligor incorporated in Australia.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration required by any Governmental Agency or any law; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Authorised Officer” means:

(a)

in respect of an Obligor, any company secretary or director, or any other person from time to time nominated as an “Authorised Officer” by the Obligor by a notice to the Lenders in an agreed form of certificate accompanied by certified copies of signatures of all new persons so appointed (and in respect of which the identity of such persons has been verified to each Finance Party’s satisfaction in order to manage a Finance Party’s anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any AML/CTF Laws in Australia or any other country and has not received notice of revocation of the appointment); and

(b)

in respect of a Finance Party, any person whose title includes the word Manager, Head, Chief, Executive, Director, Associate, Counsel, President, Lawyer or cognate expressions, or any company secretary or director.

“Availability Period” means, in relation to the Facility, the period from and including the date of this Agreement to and including the earlier of:

(a)	the date of Financial Close (or such later date as may be agreed between the Borrower and the Lenders); and

(b)	the date on which the Total Commitments for the Facility are cancelled in full.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment under the Facility minus:

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(a)	the amount of its participation in any outstanding Utilisations under the Facility; and

(b)	in relation to any proposed Utilisation under the Facility, the amount of its participation in any Utilisations that are due to be made under the Facility on or before the proposed Utilisation Date, other than that Lender’s participation in Loans under the Facility which are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Beneficiaries” has the meaning given to it in the Security Trust Deed.

“Blocked Person” means:

(a)	a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC;

(b)	a person, entity, organisation, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws; or

(c)

a person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any person, entity, organisation, country or regime described in paragraph (a) or (b) above.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

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It is an amount payable in lieu of interest which would otherwise have been paid.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, Brisbane and New York.

“Calculation Period” means, in relation to any date, the 12 month period ending on that date.

“Call Option” means the call option under the Holdco Shareholders’ Deed, pursuant to which GGC International Holdings LLC (registration number 7547899) may exercise an option to acquire shares in Holdco in accordance with the provisions of the Holdco Shareholders Deed.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

bonds, debentures, stock, treasury bills, notes or any other security issued or guaranteed by the Commonwealth of Australia, the government of New Zealand or any other country (in the case of the latter, only if its credit rating complies with paragraph (c)(iv) below) or any government of any State or Territory of Australia or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in Australia;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)

any investment in money market funds (i) which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) to the extent that investment can be turned into cash on not more than 30 days’ notice; or

(e) any other debt security approved in writing by all the Lenders (in their absolute discretion),

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than a Permitted Security).

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“Change of Control” means:

(a)	the Borrower ceases to be the wholly-owned Subsidiary of Holdco;

(b)	an Obligor (other than Holdco) is not or ceases to be 100% legally and beneficially owned (directly or indirectly) by Holdco;

(c)

a change in ownership or control of the shares or units in a member of the Group such that any one or more person/s who does not at the date of this Agreement have Control of such member of the Group, gains Control of such entity; or

(d)	the Call Option is fully or partially exercised.

“Code” means the US Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Commitment” in Part III of Schedule 1 (The Original Parties), the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the aggregate of the amount of any Commitment transferred to it under this Agreement,

in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Compliance Date” means each Financial Quarter commencing on 31 March 2022.

“Compulsory Acquisition” means an actual or proposed compulsory acquisition, resumption, appropriation or confiscation of, or freezing, restraining or forfeiture order in connection with, assets under legislation or otherwise, including a restriction or order under which compensation is payable in connection with assets.

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in each case, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 37 (Confidentiality); or

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(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means the current form of:

(a)	in the case of primary syndication, the Confidentiality and Front Running Letter published by Asia Pacific Loan Market Association (Australian Branch); and

(b)	in the case of secondary trading, the Confidentiality Letter (Seller) published by the Loan Market Association, or in any other form agreed between the Borrower and the Lenders.

“Control” means, in respect of an entity:

(a)	owning or controlling more than 50% of the shares or units in that entity;

(b)	being in a position to cast, or control the casting of 50% of more of the maximum number of votes that might be cast at a meeting of that entity; or

(c)	controlling the outcome of decisions in relation the financial and operating policies of that entity.

“Controlled Affiliate” means, in relation to a person, that person’s Affiliate in respect of which it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means:

(a)	any of the Subsidiaries of the Borrower and any of their or the Borrower’s respective Controlled Affiliates; and

(b)	if the Borrower has a parent company, such parent company and its Controlled Affiliates.

“Controller” means a controller as defined in section 9 of the Australian Corporations Act.

“Core Business” means the core business of the Group as at the date of this Agreement.

“Coupon Rate” means 11.0% per annum.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

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“Director’s Certificate” means:

(a)

in respect of an Australian Obligor, a certificate substantially in the form set out in Part I of Schedule 8 (Forms of Director’s Certificate) in the case of any Original Obligors or Part II of Schedule 8 (Forms of Director’s Certificate) in the case of any Additional Guarantors; and

(b)

in respect of any other Obligor (other than an Australian Obligor), a certificate substantially in the form set out in Part II of Schedule 8 (Forms of Director’s Certificate), including any confirmations or amendments that are customary or required in the jurisdiction of incorporation of that Obligation.

“Disposal” means a sale, lease, transfer or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) and “Dispose” has a corresponding meaning.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means:

(a)

a dividend, distribution or other amount of money or assets (whether as fees, profits or interest or by way of a redemption, repayment or return of capital) in respect of any shares, membership or other interests, or other securities in or issued by the Borrower; and

(b)

any other amount (including without limitation, management fees or the repayment of any Subordinated Shareholder Loan or any other subordinated indebtedness) paid or payable by an Obligor to the lender under any Subordinated Shareholder Loan or the holder of shares, membership or other interests, or other securities in or issued by an Obligor or its Affiliate.

“Dutch Deed of Share Pledge 1” means a Dutch law governed deed of share pledge on the shares of Tritium Europe B.V.

“Dutch Deed of Share Pledge 2” means a Dutch law governed deed of share pledge on the shares of Tritium Technologies B.V.

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“Dutch Deeds of Share Pledge” means Dutch Deed of Share Pledge 1 and Dutch Deed of Share Pledge 2.

“Dutch Obligors” means an Obligor incorporated in the Netherlands.

“Dutch Security Agreement” means a Dutch law governed deed of pledge over the bank accounts in the Netherlands, receivables and movables owned by the Dutch Obligors.

“Dutch Security Document” means:

(a)	the Dutch Security Agreement; and

(b)	the Dutch Deeds of Share Pledge.

“EBITDA” means, in respect of a period and without double-counting, the Operating Profit of the Group for that period shown in the consolidated Financial Statements of the Group for the period but adjusted so as to reflect the amount before accounting for:

(a)	Interest Expense of the Group in respect of the period;

(b)	taxation on income or profits or capital gains of the Group in respect of the period;

(c)	depreciation and amortisation expense or significant items of the Group in respect of the period; and

(d)	any unrealised gains or losses as a result of derivatives being marked to market in respect of the period.

“Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States (including, without limitation, OFAC), the United Nations Security Council, the UK Treasury, the European Union (including its member states) Australia and New Zealand pursuant to which economic sanctions have been imposed on any person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Law” means any law, whether statute or common law, concerning environmental matters, and includes but is not limited to law concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for, or development or exploitation of, any natural resource.

“Equity	Contribution” means:

(a)	all forms of equity contributions to the Borrower, including by way of subscriptions for ordinary or preference shares, units or capital contribution; and

(b)	a Subordinated Shareholder Loan.

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“Equity Cure” means an Equity Contribution applied in accordance with Clause 19.4 (Equity Cure).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Excluded Insurance Proceeds” means the Insurance Proceeds of any insurance claims which:

(a)	are received under any public liability, business interruption, personal injury, directors’ and officers’ liability, other third party liability and workers compensation insurance; or

(b)

are, or are to be, applied towards reinstatement or replacement of the assets in respect of which those moneys were received, to purchase assets for use in the business or to meet a liability in respect of which those moneys were received, if those proceeds are committed to be applied within 6 months after receipt and, if so committed, actually applied within 12 months after receipt.

“Existing Facility” means the existing facility (including principal, interest and any other outstanding amount) made available to the Borrower in accordance the Existing Facility Agreement.

“Existing Facility Agreement” means the document entitled “Export Contract Loan Agreement – Offer Letter” dated 26 April 2019 between, amongst others, the Borrower (as Customer) and Export Finance and Insurance Corporation established under the Export Finance and Insurance Corporation Act 1991 (Cth).

“Facility” means the Australian dollar term loan note facility made available under this Agreement as described in Clause 2.1(a) (The Facility).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Borrower in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction where it is a resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations; or

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) with the US Internal Revenue Service, the

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US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters setting out any of the fees referred to in Clause 10 (Fees).

“Finance Document” means each of the following:

(a)	this Agreement;

(b)	any Security Document;

(c)	the Loan Note Deed Poll and each Loan Note;

(d)	the Security Trust Deed;

(e)	the Intercreditor Deed;

(f)	any Compliance Certificate;

(g)	any Fee Letter;

(h)	any Accession Deed;

(i)	any Accession Letter;

(j)	any Utilisation Request;

(k)	any Resignation Letter; and

(l)	any other document designated as such by the Lenders (in their absolute discretion) and the Borrower.

“Finance Lease” means a Lease constituting, or accounted for in a similar way to, a finance lease or capital lease under GAAP.

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“Finance Lease Charge” means the portion of hire and rental payments under a Finance Lease which exceeds the reduction of principal indebtedness attributable to that Finance Lease resulting from those payments and which in accordance with GAAP would be included in the consolidated profit and loss statement of the Group as having been paid or incurred by any member of the Group.

“Finance Party” means each of:

(a)	the MLAB;

(b)	each Lender; and

(c)	the Security Trustee.

“Financial Close” means the date that each of the conditions precedent in Clause 4.1 are satisfied as notified by the Lenders to the Borrower in writing and the Utilisation Date occurs.

“Financial Model” means the computer model agreed provided as a condition precedent to Financial Close, and includes any Updated Financial Model in accordance with this Agreement.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and any debit balance at any financial institution;

(b)	any amount raised under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior and effect to 1 January 2019 have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)	consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any currency, rate or price (provided that (i) when calculating the value of any derivative transaction, only the marked to market value shall be taken into account (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount); and (ii)

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for the purposes of testing the financial covenants in Clause 19.1 (Financial undertakings), unrealised gains or losses shall be excluded);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) (inclusive) above.

“Financial Quarter” means each three (3) month period ending on 31 March, 30 June, 30 September and 31 December.

“Financial Statements” means:

(a)	a statement of financial performance (profit and loss statement);

(b)	a statement of financial position (balance sheet); and

(c)	a statement of cash flow,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

“Financial Year” means the 12 month period ending on June 30.

“GAAP” means:

(a)	accounting standards approved under the Corporations Act and its requirements about the preparation and contents of accounts; and

(b)	generally accepted accounting principles, standards and practices in Australia.

“General Security Deed” means the document entitled “General Security Deed” to be entered into on or about the date of this Agreement between the Borrower, each Original Guarantor incorporated in Australia and the Security Trustee.

“Governmental Agency” means any government or any governmental, semi- governmental or judicial entity or authority and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government, semi-government, juridical entity or authority. It includes the government of the United States of America or any state or other political subdivision thereof, or any other jurisdiction in which the Obligors or any of their respective Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Obligors, Holdco or any of its Subsidiaries. It also includes any self-regulatory organisation established under statute or any stock exchange.

“Group” means Holdco and its Subsidiaries.

“Group Structure Chart” means the group structure chart delivered to the Lenders under Clause 4.1 (Initial Conditions Precedent), Clause 18.4(h) (Information: Miscellaneous) or otherwise in connection with the Finance Documents.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“GST Group” has the meaning specified in the GST Act.

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“Guarantee” means (i) the guarantee, undertaking and indemnity given under Clause 6 (Guarantee and Indemnity) of the Security Trust Deed; and (ii) any other guarantee and indemnity of the obligations of the Obligors under the Finance Documents in form and substance acceptable to the Lenders.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Holdco Shareholders’ Deed” means the document entitled “Shareholders’ Deed” dated 12 July 2016 as amended and restated on 30 August 2018, between, amongst others, Holdco, QBDF Pty Ltd (ACN 608 690 026) and the Shareholders as set out therein and as acceded to by GGC International Holdings LLC (registration number 7547899) pursuant to an accession deed dated 13 November 2019.

“Holding Company” means, in relation to an entity, any other entity in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature, together with any related interest, penalties, fines or other charges.

“Insolvency Event” means in respect of a person or corporation (such term shall include, a limited liability company, limited partnership or any other legal entity):

(a)	an administrator being appointed to the corporation or any of the corporation’s property;

(b)	the corporation resolving to appoint a Controller or analogous person to the corporation or any of the corporation’s property;

(c)

an application being made to a court for an order or any corporate action, legal proceedings or other procedure or step is taken to appoint a Controller, provisional liquidator, liquidator, administrator, receiver, administrative receiver, judicial manager, compulsory manager, trustee for creditors or in bankruptcy or analogous person to the corporation or any of the corporation’s property or have that person declared bankrupt, which application is not dismissed or withdrawn within 21 days of being made;

(d)	an appointment of the kind referred to in paragraph (c) above being made (whether or not following a resolution or application);

(e)	the holder of a Security or any agent on its behalf, appointing a Controller or taking possession of any of the corporation’s property;

(f)	the corporation being taken under section 459F(1) of the Australian Corporations Act to have failed to comply with a statutory demand;

(g)	an application being made to a court for an order for its winding up;

(h)	an order being made, or the corporation passing a resolution, for its winding up, or its winding up commences for any other reason;

(i)

the corporation being unable to pay its debts or suspending payment of its debts, ceasing or threatening to cease to carry on all or a material part of its business, stating or admitting that it is unable to pay its debts, or being or becoming or being taken or presumed or deemed by law or a court to be insolvent or unable to pay its debts;

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(j)	in the case of a corporation registered under the Australian Corporations Act, any step is taken to deregister the person or cancel its registration under the Australian Corporations Act;

(k)	the corporation taking any step toward entering into a compromise or arrangement with, or assignment for the benefit of, any of its members, beneficiaries or creditors;

(l)

the corporation becoming, or the corporation taking any step that could result in the corporation becoming, an insolvent under administration (as defined in section 9 of the Australian Corporations Act);

(m)

a court or other authority enforcing any judgment or order against the corporation for the payment of money or the recovery of any property, which in the opinion of the Lender (acting reasonably) would have a Material Adverse Effect, or which involves a liability in excess of A$500,000 (or its equivalent);

(n)	a writ of execution is levied against the person or a material part of the persons property which is not dismissed within 15 Business Days after the writ is levied;

(o)	a moratorium is declared in respect of any indebtedness of any member of the Group;

(p)

the corporation taking steps to filing a request for bankruptcy (faillissement) or for a suspension of payment (surseance van betaling), each as meant under the Dutch Bankruptcy Code (Faillissementswet);

(q)	the corporation has had its assets placed under administration (onder bewind gesteld);

(r)	the corporation has been subjected to any or more of the insolvency and winding up proceedings in Annex A to the EU Insolvency Regulation (number 848/2015 of 20 May 2015); or

(s)	any analogous event under the law of any applicable jurisdiction including, without limitation, the United States Bankruptcy Code (11 U.S.C. §101 et seq.).

“Insurance Policy” means each policy relating to the insurance required to be obtained or maintained by, or on behalf of or on the instruction of, an Obligor under or in accordance with this Agreement.

“Insurance Proceeds” means all payments received by an Obligor in respect of an Insurance Policy.

“Intangible Assets” means all assets which are:

(a)	future tax benefits;

(b)	patents, trademarks or licenses;

(c)	goodwill; or

(d)	any other assets which in accordance with GAAP are regarded as intangible assets.

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“Intellectual Property” means all patents, trademarks, service marks, designs, copyright, business names, trade secrets, know-how and other intellectual property rights and interests (in each case whether registered under any statute or not).

“Intercreditor Deed” means the deed entitled “Intercreditor Deed” dated on or about the date of this Agreement as amended or amended and restated from time to time and made between, among others, the Borrower, and the Security Trustee (as Security Trustee).

“Interest Expense” means, in respect of a period, interest and amounts in the nature of interest, or having a similar purpose or effect to interest, in each case as shown in the most recent consolidated Financial Statements of the Group for the period as having been paid or incurred by any member of the Group for the period and includes, but is not limited to:

(a)	any dividend payable on any share or stock the obligations in respect of which constitute Financial Indebtedness of any member of the Group;

(b)	any discount on any bills or bonds, notes or other instruments drawn, accepted or endorsed by any member of the Group;

(c)	any line, facility, acceptance, discount, guarantee or other fees and amounts incurred on a regular or recurring basis payable in relation to Financial Indebtedness of any member of the Group; and

(d)	Finance Lease Charges,

but excluding principal in or forming part of Finance Lease Charges, and, for the avoidance of doubt, in determining Interest Expense in accordance with this definition, Interest Expense shall be calculated on a gross basis without taking into account any interest income of any member of the Group.

“Interest Period” means, in relation to a Loan, each period specified in accordance with Clause 9.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“IPO Event” means any primary listing on any recognised stock exchange, or the sale or issue by way of flotation or other public offering, of shares or similar equity or convertible securities in Holdco or any member of the Group (or any Holding Company of any member of the Group), which does not constitute a Change of Control.

“Ipso Facto Event” means the Borrower is the subject of:

(a)	an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415(D)(1), 434J(1) or 451E(1) of the Australian Corporations Act; or

(b)	any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

“Joint Venture” means any joint venture or similar arrangement (including minority interest investments) entered into by a member of the Group with any other person which is not a member of the Group where:

(a)	a member of the Group directly or indirectly holds shares or an equivalent equity ownership interest in the relevant entity; and

Senior Loan Note Subscription Agreement	Page 15

(b)	members of the Group own (directly or indirectly) less than 100 per cent of the shares or other equivalent equity ownership interests in that relevant entity.

“Lease” means an agreement or arrangement under which any property is or may be used, operated or managed:

(a)	by a person other than the owner; or

(b)

for or on behalf of the owner or another person by a person other than the owner where that last mentioned person or one of its related bodies corporate (as defined in the Australian Corporations Act or any analogous definition in another relevant jurisdiction) is required to make or assume minimum periodic payments, including, but not limited to, a lease, charter, hire purchase or hiring arrangement but excluding agreements under which the manager of a joint venture on behalf of the joint venturers uses assets owned by the joint venturers.

“Lender” means:

(a)	the Original Lender; and

(b)	any person which has become a Party as a Lender in accordance with Clause 23 (Changes to the Finance Parties),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Liquidity Reserve Amount” means, on any day, the amount of Cash or Cash Equivalent Investments of the Group.

“Loan” means, in relation to the Facility, a loan made or to be made under the Facility through the subscription for Loan Notes or the principal amount outstanding for the time being of those Loan Notes, and includes any interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest).

“Loan Note” means a loan note having a principal amount outstanding of A$100,000 (or an integral multiple thereof) and issued in respect of the Facility under the Loan Note Deed Poll. In this Agreement, references to a Loan Note include a reference to the corresponding interest under the Loan Note Deed Poll.

“Loan Note Deed Poll” means the deed poll entitled “Loan Note Deed Poll” dated on or after the date of this Agreement in the form set out in Schedule 10 (Form of Loan Note Deed Poll) of this Agreement.

“Loan to Value Ratio” means, at any time, the ratio of:

(a)	the total amount of all outstanding Loans on that date; to

(b)	fair market value of the Group determined with reference to the most recent Valuation as at that date.

“Marketable Securities” means any:

(a)	marketable securities as defined in the Australian Corporations Act or equivalent provision in any applicable jurisdiction;

(b)	interest in a partnership;

Senior Loan Note Subscription Agreement	Page 16

(c)

unit (whatever called) or interest in a trust estate which represents a legal or beneficial interest in any of the income or assets of that trust estate and includes any options to acquire any units as described; or

(d)	any other investment instrument (as defined in the PPSA) or equivalent provision in any other applicable jurisdiction.

“Material	Adverse Effect” means a material adverse effect on:

(a)	the business, operation, property, condition (financial or otherwise) or prospects of the Borrower or the Group (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents;

(c)	the validity or enforceability of any Finance Document or any material rights or remedies of any Finance Party under the Finance Documents; or

(d)	the effectiveness or priority of any Security.

“Material Intellectual Property” means Intellectual Property owned, used by or licensed to, any member of the Group which is material to the business of the Group.

“Obligor” means the Borrower or a Guarantor.

“Obligor’s Agent” means the Borrower, appointed pursuant to Clause 1.4 (Obligors’ agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/ Programs.aspx.

“Offshore Associate” means an Associate:

(a)	which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)

which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

“Operating Profit” means, in respect of a period, the net profit after tax of the Group which in accordance with GAAP is or would be shown in the consolidated Financial Statements of the Group for that period.

“Original Obligor” means the Borrower or an Original Guarantor.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

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“Permitted Acquisition” means the acquisition of an entity or business (the “New Target”), provided that:

(a)	the New Target is incorporated, organised or formed in Australia, US or the Netherlands;

(b)	the New Target will be a wholly owned direct or indirect Subsidiary of Holdco immediately after the acquisition;

(c)

the Marketable Securities in the New Target become subject to Security for the benefit of the Lenders on the date of the acquisition under an existing Security Document or a document in a form and substance satisfactory to the Lenders;

(d)

the New Target becomes an Additional Guarantor if required in accordance with clause 20.14 (Guarantors) (as if tested on the date of the acquisition) within 45 days after the acquisition of the New Target;

(e)

there are no material contingent liabilities in the New Target save to the extent reflected in the purchase price for the acquisition, covered by an insurance policy or as indemnified by the relevant vendor;

(f)

the aggregate amount of costs and expenses (including purchases price, transaction costs, deferred consideration and earn outs) in respect of all such acquisitions of New Targets does not exceed $20,000,000 over the term of the Facility;

(g)	the acquisition is funded by Subordinated Shareholder Loans or any other Equity Contribution made to Holdco;

(h)	the acquisition does not result in the Loan to Value Ratio exceeding 20% (tested on a pro forma basis for the acquisition);

(i)	the New Target is engaged in a business that is the Core Business;

(j)	a copy of due diligence reports (if any) commissioned by the Group in relation to the acquisition are provided to the Lenders on a customary reliance basis; and

(k)	Holdco delivers to the Lenders a certificate signed by two directors of Holdco confirming:

(i)	projected pro forma compliance with the financial covenants in Clause 19.1 (Financial undertakings), calculated as if the New Target was part of the Group at the relevant time;

(ii)

no Default or Review Event has occurred and is continuing as of the date of entry into a binding commitment to undertake the acquisition of the New Target, or would occur as a result of the acquisition of the New Target; and

(iii)	the New Target has positive EBITDA and cashflow, or is forecast to be EBITDA and cashflow positive from operating activities on a pro forma basis as at 12 months after the acquisition.

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“Permitted Disposal” means any Disposal:

(a)	made in the ordinary course of trading of the disposing entity on arm’s length commercial terms and at fair market value;

(b)	of assets in exchange for (or where the proceeds are used to purchase) other assets comparable or superior as to type, value and quality and for a similar purpose;

(c)	of worn out or obsolete assets or surplus assets no longer required for the efficient operation of the business;

(d)	of Leases or licenses, in each case in the ordinary course of business that do not materially interfere with the business of the Group taken as a whole;

(e)	made by a member of the Group with the prior written approval of all the Lenders (in their absolute discretion);

(f)	made by a member of the Group to an Obligor or by a non-Obligor to a non- Obligor;

(g)

to another Obligor (provided that if immediately prior to the Disposal the asset was the subject of a Security in favour of the Security Trustee the asset must immediately after the disposal be the subject of a Security in favour of the Security Trustee);

(h)	to the extent that the grant or existence of a Permitted Security constitutes or gives rise to a Disposal, that Disposal; and

(i)

provided no Default or Review Event is continuing (or would arise by reason of the sale, lease, transfer or Disposal), where the proceeds of that Disposal that is on arm’s length terms and for fair market value (when aggregated with the proceeds received for any other Disposal, other than any Disposal permitted under paragraphs (a) to (h) above) does not exceed A$1,000,000 (or its equivalent).

“Permitted Financial Indebtedness” means:

(a)	Financial Indebtedness incurred under the Finance Documents;

(b)

unsecured Financial Indebtedness under any transactional facilities (including overdrafts, guarantees, bonding, documentary or stand-by letters of credit, short term loans, foreign currency facilities, credit card facilities or any other facility or accommodation used for the effective cash management and/or day to day operation of the ordinary business of the Group) used as part of the ordinary operation of the ordinary business of the Group which are intraday, or, if not intraday, and only to the extent it involves actual Financial Indebtedness, up to A$3,000,000 (or its equivalent) in aggregate for the Group at any time;

(c)

Financial Indebtedness incurred under any finance lease, hire purchase arrangement or similar facility where the amount of the aggregate outstanding capital or principal value in respect of all finance leases, hire purchase arrangement or similar asset based financing arrangements entered into by members of the Group at any time is not greater in aggregate than A$500,000 (or its equivalent), provided the recourse of the provider of the relevant lease or arrangement is limited to the relevant asset or the lender under any such Financial Indebtedness is otherwise a party to the Intercreditor Deed;

Senior Loan Note Subscription Agreement	Page 19

(d)	any Subordinated Debt or Subordinated Shareholder Loan;

(e)	unsecured Financial Indebtedness owed to trade creditors on terms not exceeding 90 days on account of services provided to an Obligor in the ordinary course of that Obligor’s ordinary business;

(f)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any currency, rate or price undertaken in the ordinary course of the ordinary business of an Obligor and not entered into for speculative purposes;

(g)	unsecured loans between Obligors;

(h)

Financial Indebtedness of any person that becomes a member of the Group after Financial Close as a result of an acquisition and was not incurred in contemplation of that acquisition, provided that such Financial Indebtedness does not increase since the date of, or in contemplation of, the acquisition and is repaid within 45 days of the date that person became a member of the Group;

(i)

any Financial Indebtedness not otherwise referred to in paragraphs (b) to (h) above (inclusive) in a principal amount which, when aggregated with the principal amount of any other Financial Indebtedness permitted under this paragraph (i), does not at any time exceed A$500,000 (or its equivalent) for the Group taken as a whole; and

(j)	Financial Indebtedness to which all of the Lenders (in their absolute discretion) consent to in writing (unless the consent was conditional and any of the conditions are not complied with).

“Permitted Holding Company Activity” means:

(a)	the provision of equity or shareholder loans to the Group in the form of Subordinated Shareholder Loans;

(b)	having rights or liabilities in connection with any Marketable Securities in it or any Subsidiary;

(c)	providing guarantees in respect of the obligations of the members of the Group;

(d)	having rights or liabilities (and performing its obligations) under the Finance Documents to which it is expressed to be a party;

(e)	holding of or expenditure of Cash or Cash Equivalent Investments or disposing or acquiring of short term investments;

(f)	entering into arrangements regarding an Equity Contribution;

(g)	activities necessary to maintain the Tax status of the Group or activities of a similar nature thereto;

(h)

making claims (and the receipt of any related proceeds) for rebates or indemnification with respect to Taxes and receiving the benefit of Distributions where expressly permitted under the Finance Documents;

(i)	activities in connection with any litigation or court or other proceedings that are, in each case, being contested in good faith;

Senior Loan Note Subscription Agreement	Page 20

(j)	the ownership of cash balances or Cash Equivalent Investments at any time arising under any cash pooling arrangement entered into with any of its Subsidiaries and the on-lending of cash intra-Group;

(k)

in connection with preparing for and entering into customary agreements relating to and carrying out an equity or debt issuance which is permitted by the Finance Documents or which would result in all amounts under the Finance Documents being repaid in full;

(l)	incurring liabilities arising by operation of law in the ordinary course of ordinary business;

(m)	the ownership of Intellectual Property and licensing of that Intellectual Property to a member of the Group;

(n)	any other activity consistent with that of a passive holding company;

(o)	any other holding company activity to which all the Lenders have given their consent (in their absolute discretion);

(p)	borrowings under shareholder loans which are permitted under the Finance Documents;

(q)	incurring and paying Taxes;

(r)	those activities contemplated in the Finance Documents providing Security which is permitted under the Finance Documents;

(s)	obtaining advice and incurring professional fees and administration costs in the ordinary course of business as a Holding Company; and

(t)	provision of administrative and treasury services to the Group.

“Permitted Security” means:

(a)	any Security created under a Security Document;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)

any lien arising by operation of law and in the ordinary course of trading so long as the Permitted Financial Indebtedness it secures is paid when due or contested in good faith and appropriately provisioned;

(d)

any Security that secures Financial Indebtedness specified in paragraph (c) of the definition of Permitted Financial Indebtedness, provided the Security is only over the relevant asset and recourse of the provider of the relevant lease or arrangement is limited to the relevant asset;

(e)	any Security that secures a Subordinated Debt or a Subordinated Shareholder Loan, provided that it is subject to the Intercreditor Deed;

(f)	any Security, arrangement or transaction over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

Senior Loan Note Subscription Agreement	Page 21

(i)	it was not created in contemplation of or after the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(iii)	it is removed or discharged within 45 days of the date of acquisition of such asset;

(g)

any Security, arrangement or transaction over or affecting any asset of any entity which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that entity becomes a member of the Group, if:

(i)	it was not created in contemplation of or after the acquisition of that entity;

(ii)	the principal amount secured has not increased in contemplation of or since that entity became a member of the Group; and

(iii)	it is removed or discharged within 45 days of that entity becoming a member of the Group;

(h)

any title retention arrangement entered into by any member of the Group in the ordinary course of trading on the supplier’s usual terms of sale (or on terms more favourable to the members of the Group) provided that:

(i)	the Security is only over the relevant asset and recourse of the provider of the relevant Financial Indebtedness is limited to the relevant asset; and

(ii)	the debt it secures is paid when due or contested in good faith and sufficient reserves of liquid assets have been set aside to pay the debt if the contest is unsuccessful;

(i)	in respect of an Australian Obligor, a deemed security interest under section 12(3) of the PPSA which does not secure payment or performance of an obligation; and

(j)	any Security created or subsisting with the prior written consent of all Lenders (in their absolute discretion).

“Person” has the meaning given to that term in Clause 17.24 (Sanctions). “PPSA” means the Personal Property Securities Act 2009 (Cth).

“PPSR” means the register established under the PPSA and regulations made under the PPSA.

“Prepayment Fee” has the meaning given to that term in Clause 7.7 (Prepayment fee).

“Recognition Certificate” has the meaning given in the Security Trust Deed.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose

Senior Loan Note Subscription Agreement	Page 22

investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

“Resolution Authority” means any body which has authority to exercise any Write- down and Conversion Powers.

“Review Event” has the meaning given in Clause 22 (Review Event). “Sanctions” has the meaning given to that term in Clause 17.24 (Sanctions).

“Sanctions List” means a list that is adopted by any Governmental Agency or state Governmental Agency within the United States of America or a non-US jurisdiction pertaining to persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under Economic Sanctions Laws.

“Secured Moneys” has the meaning given to that term in the Security Trust Deed.

“Secured Property” means any asset of an Obligor which is subject to the Security created or expressed to be created pursuant to the Security Documents from time to time.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person (including any “security interest” for the purposes of the PPSA), or any reservation or retention of title arrangement, any right, interest, agreement, notice or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts or not repayable in certain circumstances, or any third party right or interest or any right arising as a consequence of the enforcement of a judgment, or any other agreement, notice or arrangement having a similar effect.

“Security Documents” means any of the following documents:

(a)	the General Security Deed;

(b)	any Guarantee;

(c)	any Dutch Security Document;

(d)	any US Security Document;

(e)	any document entered into by any Obligor and which create a Security over any of its assets in favour of, or for the benefit of, the Security Trustee in respect of

Senior Loan Note Subscription Agreement	Page 23

all or any part of the obligations of the Obligors (with or without securing the obligations of other Obligors) under the Finance Documents; and

(f)	any other document designated in writing between the Borrower and the Lenders as a Security Document for the purposes of the Finance Documents.

“Security Trust Deed” means the deed entitled “Security Trust Deed” dated on or about the date of this Agreement as amended or amended and restated from time to time and made between, among others, the Borrower, and the Security Trustee (as Security Trustee).

“Shareholder Loan Agreement 2020” means the document entitled ‘Loan Agreement’ between Holdco, the Borrower, St Baker Energy Holdings Pty Ltd as trustee for St Baker Energy Innovation Trust, Ilwella Pty Ltd, GGC International Holdings LLC and Varley Holdings Pty Ltd.

“Specified Shareholder Loans” means the loans advanced by Ilwella Pty Ltd, GGC International Holdings LLC and Varley Holdings Pty Ltd to Holdco under the Shareholder Loan Agreement 2020.

“St Baker Loan” means the loan advanced by St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust under the Shareholder Loan Agreement 2020 as amended and/or replaced by the document entitled ‘Loan Agreement’ between Holdco, the Borrower and St Baker Energy Holdings Pty Ltd as trustee for the St Baker Energy Innovation Trust and repayable at the earliest on 31 December 2021.

“Subordinated Debt” means Financial Indebtedness of a member of the Group that is subordinated on terms reasonably acceptable to the Lenders, and subject to the Intercreditor Agreement.

“Subordinated Shareholder Loan” means any Financial Indebtedness provided by a shareholder of Holdco (or a related entity (as defined in the Australian Corporations Act) of that shareholder) to Holdco or any other Obligor which is subordinated on terms acceptable to the Lenders, and subject to the Intercreditor Agreement.

“Subsidiary” means in relation to an Australian Obligor, a ‘subsidiary’ as defined in the Australian Corporations Act, but as if ‘body corporate’ includes any entity, and includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Act” means any of (as applicable) the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth).

“Tax Consolidated Group” means a “Consolidated Group” or an “MEC Group” as defined in the Tax Act or any GST consolidation arrangement.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Termination Date” means 31 December 2024.

“Total Commitments” means the aggregate of the Commitments.

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“Total Debt” means, at any time, all Financial Indebtedness of each member of the Group (on a consolidated basis).

“Total Interest” means, for any period, all Interest Expense payable in respect of the Total Debt for that period.

“Total Interest Cover Ratio” means, at any time, the ratio of EBITDA for the 12 month period ending at that time to Total Interest for the 12 month period ending at that time.

“Total Leverage Ratio” means, at any time, Total Debt divided by EBITDA for the 12 month period ending at that time.

“Total Tangible Assets” means all assets of each member of the Group other than Intangible Assets.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Lenders and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed “Transfer Date” specified in the Transfer Certificate; and

(b)	the date of execution of the relevant Transfer Certificate by the relevant Lender. “Tritium Nominee” means Tritium Nominee Pty Ltd ACN 627 582 610.

“Trust” means, in the case of an Obligor which is a Trustee, each trust referred to in an Accession Letter or Accession Deed of which that Obligor is expressed to be trustee.

“Trust Deed” means, in the case of a Trust, the constitution or deed establishing or evidencing the terms of that Trust.

“Trustee” means each Additional Guarantor entering into an Accession Letter or Accession Deed as acting as the trustee of a trust.

“Trust Property” means all the present and future undertaking, assets and rights of an Obligor as Trustee including, but not limited, to all real and personal property, choses in action and goodwill.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Updated Financial Model” has the meaning given in Clause 18.1(d) (Financial Statements, etc).

“US” means the United States of America.

“US Obligors” means an Obligor incorporated in the US.

“US Pledge Agreement” means the document entitled “Senior Pledge Agreement” to be entered into on or about the date of this Agreement between Holdco and the Security Trustee.

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“US Security Agreement” means:

(a)	means the document entitled “Senior Security Agreement” to be entered into on or about the date of this Agreement between Tritium Technologies LLC and the Security Trustee; and

(b)	means the document entitled “Senior Security Agreement” to be entered into on or about the date of this Agreement between Tritium America Corporation and the Security Trustee.

“US Security Document” means:

(a)	each US Security Agreement; and

(b)	the US Pledge Agreement.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means 5 May 2020 (or such later date agreed to by the Borrower and the Original Lenders).

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Valuation” means the valuation of the Group as set out in the most recent valuation report/s prepared by the Valuer.

“Valuer” means the third party valuer agreed to by the Lenders (in their absolute discretion), which as at the date of this Agreement is Duff & Phelps.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

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1.2	Construction

(a)	Any reference in this Agreement to:

(i)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Lenders or, if not so agreed, is in the form specified by the Lenders;

(ii)	“assets” or “property” includes present and future properties, revenues and rights of every description;

(iii)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument, without prejudice to any prohibitions on amendments as amended, supplemented, amended and restated, novated or assigned;

(iv)

“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness or to assure any creditor against loss;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

a “person” or “entity” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(vii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(viii)	the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(ix)	a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(x)	unless a contrary indication appears, a time of day is a reference to Sydney time; and

(xi)	a reference to Australian dollars, dollars, A$ or $ is a reference to the lawful currency of Australia.

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(b)	In respect of a Dutch Obligor, a reference to:

(i)	the “suspension of payments” or a “moratorium” includes surseance van betaling;

(ii)	an “administrator” includes a bewindvoerder;

(iii)	a “receiver” includes a curator; and

(iv)	“a winding up”, “administration” or “dissolution” includes failliet verklaard and ontbonden.

(c)	An obligation to be performed by an “Obligor” or the “Obligors” binds each Obligor jointly and severally.

(d)	Section, Clause and Schedule headings are for ease of reference only.

(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)

An Event of Default, Default, or Review Event is “continuing” if it has not been remedied to the satisfaction of the Lenders (in their absolute discretion) or waived in writing or otherwise remedied in the manner provided in this Agreement.

1.3	Security Trust Deed

(a)

Despite any other provision of this Agreement or another Finance Document to the contrary, each Party agrees that this Agreement and the other Finance Documents are subject in all respects to the Security Trust Deed.

(b)

To the extent there is any inconsistency between a term of this Agreement or any other Finance Document (other than the Security Trust Deed) and the Security Trust Deed, the Security Trust Deed prevails.

1.4	Obligors’ agent

(a)

All communications and notices under the Finance Documents to and from the Obligors may be given to or by the Borrower and each Obligor irrevocably authorises each Finance Party to give those communications to the Borrower.

(b)

Each Obligor (other than the Borrower) irrevocably appoints the Borrower to act on its behalf as its agent in connection with the Finance Documents and irrevocably authorises the Borrower on its behalf to:

(i)	supply all information relating to itself as contemplated by any Finance Document to any Finance Party;

(ii)	give and receive all communications and notices (including any Utilisation Request) and instructions under the Finance Documents; and

(iii)

agree and sign all documents under or in connection with the Finance Documents (including any amendment, novation, supplement, extension or restatement of or to any Finance Document) without further reference to, or the consent of, that Obligor.

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(c)

An Obligor shall be bound by any act of the Borrower under this Clause 1.4 (Obligors’ agent) irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Finance Document.

(d)	To the extent that there is any conflict between any communication or notice by the Borrower on behalf of an Obligor and any other Obligor, those of the Borrower shall prevail.

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SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

(a)

Subject to the terms of this Agreement, the Lenders will subscribe for Loan Notes in an aggregate principal amount equal to their respective Commitments on the Utilisation Date and by way of that subscription make available to the Borrowers an Australian dollar term loan note facility in an aggregate principal amount equal to the Total Commitments.

(b)

If the Total Commitments are not utilised on the Utilisation Date, the whole of the Available Facility shall be automatically cancelled and the Commitments of the Lenders under the Facility reduced rateably at 00:01am (Sydney time) on the day immediately after the Utilisation Date.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all subscription amounts received by it from the issue of Loan Notes under the Facility towards:

(a)	funding general corporate requirements of the Group;

(b)	the refinancing of the Existing Facility and the Specified Shareholder Loans (including any break costs associated therewith);

(c)	paying the fees and expenses payable by an Obligor under the Finance Documents and the refinancing of the Existing Facility; or

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(d)	any other purpose approved in writing by all of the Lenders (in their absolute discretion).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial Conditions precedent

No Borrower may deliver a Utilisation Request unless the Lenders have received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to all Lenders (in their absolute discretion).

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation;

(b)	no Review Event would result from the proposed Utilisation; and

(c)	the representations and warranties set out in Clause 17 (Representations) to be made by each Obligor are in all material respects correct and not misleading.

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SECTION 3

UTILISATION

5.	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lenders of a Utilisation Request not later than 10.30am (New York time) three (3) Business Days prior to the Utilisation Date duly completed and signed by an Authorised Officer of the Borrower.

5.2	Completion of a Utilisation Request

(a)	A Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed date of Utilisation is the Utilisation Date and is a Business Day;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in a Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be Australian dollars.

(b)	The amount of the proposed Loan must be an amount equal to the Total Commitments.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office by paying those funds to the relevant account specified by the Borrower in the Utilisation Request. This will constitute the initial Subscription for Loan Notes by each Lender on the Utilisation Date.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.5	Issue of Loan Notes

(a)	On the Utilisation Date for a Loan, the Borrower shall issue Loan Notes to each Lender with:

(i)	a maximum aggregate principal amount equal to the sum of the Lender’s Commitment; and

(ii)	an aggregate principal amount outstanding equal to the Lender’s Loans outstanding from time to time.

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(b)

The Borrower will before Financial Close execute the Loan Note Deed Poll and forward it to the Lenders (or such other person as the Lenders may direct) in escrow. On the Utilisation Date, the Lender (or person nominated by the Lenders (as applicable)) will date the Loan Note Deed Poll and the Borrower will be taken to have delivered the Loan Note Deed Poll.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

(a)	The Borrower shall repay each outstanding Loan Note on the Termination Date.

(b)	The Borrower may not reborrow any part of the Facility which is repaid.

7.	ILLEGALITY, MANDATORY REPAYMENT AND VOLUNTARY PREPAYMENT

7.1	Illegality

If it becomes unlawful (or impossible as a result of a change in law or regulation) in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon that Lender notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in each Utilisation made to the Borrower on:

(i)	the later of the last day of the current Interest Period for the Utilisation and the 30th day after the Lender has notified the Borrower; or

(ii)	if earlier, the date specified by that Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory prepayment

(a)	(Change of Control, IPO Event or trade sale) Upon the occurrence of:

(i)	a Change of Control;

(ii)	an IPO Event; or

(iii)	a disposal of all or substantially all of the assets of a member of the Group (whether in a single transaction or a series of related transactions),

the Facility and the Commitments will be immediately cancelled on the occurrence of any such event and all outstanding Utilisations together with accrued and unpaid interest, and all other amounts accrued under the Finance Documents, shall become due and payable within 30 days of the occurrence of such event. The Borrower will advise the Lenders before any event specified in this clause 7.2(a) occurs and discuss whether the Lenders are willing to waive (in their discretion) this clause 7.2(a) on the occurrence of that event.

(b)

(Insurance Proceeds) The Borrower must procure that all Insurance Proceeds (other than Excluded Insurance Proceeds) received by an Obligor must be applied (in accordance with the provisions of Clause 7.5 (Application of

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repayments and prepayments) to permanently prepay the Utilisations within 45 Business Days of the occurrence of such event.

7.3	Voluntary prepayment of Loans

Subject to Clause 7.7 (Prepayment fee), the Borrower may, if it gives the Lenders not less than ten (10) Business Days’ (or such shorter period as the Lenders (in their absolute discretion) may agree) prior notice, prepay the whole or any part of the Loan provided that the Loan may only be prepaid after the last day of the Availability Period (or if earlier, the day on which the Available Facility is zero) and provided further that, if in part, the amount of the prepayment reduces the amount of the Loan by a minimum amount of A$1,000,000 and a whole multiple of A$1,000,000.

7.4	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate to the Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue.

7.5	Application of repayments and prepayments

Any prepayment of the Loan pursuant to Clauses 7.2 (Mandatory prepayment), 7.3 (Voluntary prepayment of Loan) or 19.4 (Equity Cure) shall be applied pro rata to each Lender’s participation in the Loan.

7.6	Restrictions

(a)

Any notice of cancellation, repayment or prepayment given by any Party under this Clause 7 (Illegality, Mandatory Repayment, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses) be irrevocable and, shall specify the date or dates upon which the relevant cancellation, repayment or prepayment is to be made and the amount of that cancellation, repayment or prepayment.

(b)

Subject to Clause 7.7 (Prepayment Fee), any repayment or prepayment under this Clause 7 (Illegality, Mandatory Repayment, Voluntary Prepayment and Cancellation) shall be made together with accrued interest on the amount repaid or prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Any part of the Facility which is prepaid may not be reborrowed.

(d)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.7	Prepayment fee

(a)	If all or any part of a Loan is prepaid at any time prior to the Termination Date pursuant to Clause 7.3 (Voluntary prepayment of Loans), Clause 7.2(a)

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(Mandatory prepayment) or Clause 19.4 (Equity Cure) (the “Relevant Prepaid Loan Amount”), then that prepayment may only be made if, in addition, to all other sums required to be paid under this Agreement in connection with that prepayment, the Borrower pays to the Lenders on or before the date of such prepayment a Prepayment Fee (as defined below).

(b)	The Prepayment Fee:

(i)	shall be calculated by the Lenders or on behalf of the Lenders by such person as the Lenders shall designate acting reasonably and in good faith; and

(ii)	“Prepayment Fee” means:

(A)	during the period from (and including) Financial Close to (and including) the date falling three (3) years after Financial Close (“First Period”), an amount equal to:

(I)

3.000% of the principal that is due but unpaid under the Finance Documents in respect of the Relevant Prepaid Loan Amount (other than any part of that principal in respect of the Relevant Prepaid Loan Amount that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest)); plus

(II)

that part of the principal that is due but unpaid under the Finance Documents in respect of the Relevant Prepaid Loan Amount that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest); plus

(III)	accrued interest and fees in respect of the Relevant Prepaid Loan Amount; plus

(IV)

the Coupon Rate payable on the principal that is due but unpaid under the Finance Documents in respect of Relevant Prepaid Loan Amount (including any part of the Relevant Prepaid Loan Amount that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest)) from the date of prepayment to (and including) the last day of the First Period;

(B)	from (and including) the first day after the First Period to (and including) the date falling three (3) years and nine (9) months after Financial Close (“Second Period”), an amount equal to:

(I)

1.015% of the principal that is due but unpaid under the Finance Documents in respect of the Relevant Prepaid Loan Amount (other than any part of that principal in respect of the Relevant Prepaid Loan Amount that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest)); plus

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(II)

that part of the principal that is due but unpaid under the Finance Documents in respect of the Relevant Prepaid Loan Amount that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest); plus

(III)	accrued interest, fees and Break Costs in respect of in respect of the Relevant Prepaid Loan Amount; and

(C)	any day from (and including) the first day after the Second Period, no prepayment fee shall be payable.

(c)

For the avoidance of doubt, this Clause 7.7 (Prepayment fee) shall not apply to any prepayment or repayment made for any other reason or pursuant to any other Clause of this Agreement (other than Clauses 7.3 (Voluntary prepayment of Loans), 7.2(a) (Mandatory prepayment) and Clause 19.4 (Equity Cure)).

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SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan Note for each Interest Period is the Coupon Rate.

8.2	Capitalisation and payment of interest

(a)	Subject to paragraph (b) below, any interest accruing on a Loan Note will, on each Interest Payment Date be added to, and deemed to form part of, the Loan.

(b)

If the Issuer opts to make a payment of Interest, the Issuer shall make such payment of any interest payable under paragraph (a) above in respect of an Interest Period on the Interest Payment Date for that Interest Period in cash.

(c)

Subject to Clause 8.3 (Default Interest) below, the Borrower shall pay accrued and unpaid interest on each Loan on the Termination Date or, if earlier, the date on which that Loan Note is repaid or redeemed.

8.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two (2) per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lenders (acting reasonably). Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Lenders.

(b)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of two (2) percent per annum and the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.	INTEREST PERIODS

9.1	Interest Periods

(a)	Subject to this Clause 9 (Interest Periods), each Interest Period in respect of the Loan is six (6) months.

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(b)	An Interest Period for the Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or on the preceding Business Day (if there is not).

10.	FEES

10.1	Arrangement fee

The Borrower shall pay to the MLAB an arrangement fee in the amount and at the times agreed in a Fee Letter.

10.2	Establishment fee

In consideration for, among other things, the performance by the Original Lenders of their obligations as contemplated under the Finance Documents, the Company shall on or before Financial Close pay to the Original Lenders a non-refundable establishment fee in an amount equal to 1.50% of the Commitment of that Original Lender as at the date of this Agreement.

10.3	Security Trustee’s fee

The Borrower shall pay to the Security Trustee (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11.	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

In this Clause 11 (Tax Gross Up and Indemnities):

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Payment” means the payment of an additional amount by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)

The Borrower or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the relevant Finance Parties or the Borrower (respectively).

(c)

If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 11.3(b)(i) (Tax indemnity), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3	Tax indemnity

(a)

The Borrower shall (within three (3) Business Days of demand by the Protected Party or the date specified in the demand (whichever is later)) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it.

(b)	Paragraph (a) shall not apply:

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(i)	with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the overall net income of that Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction;

(ii)	to the extent the relevant loss, liability or cost relates to a FATCA Deduction required to be made by a Party;

(iii)	with respect to Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the relevant Obligor; or

(iv)	to the extent the relevant loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

(c)	A Protected Party making or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3 (Tax indemnity), notify the Borrower.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 26 (Conduct of business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

11.5	Stamp duties and Taxes

The Borrower shall:

(a)	pay; and

(b)

within three (3) Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to, all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except Transfer Certificates.

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11.6	Indirect Tax

(a)

All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)

Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

11.7	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the other Finance Parties.

12.	INCREASED COSTS

12.1	Increased costs

(a)

Subject to Clause 12.3 (Exceptions), the Borrower shall, within three (3) Business Days of a demand or the date specified in the demand (whichever is later) by a Finance Party, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of a Change in Law.

(b)

In this Agreement, “Change in Law” means the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation, in each case made after the date of this Agreement. This includes, without limitation, any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(c)	In this Agreement, “Increased Costs” means:

(i)

a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

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(ii)	an additional or increased cost; or

(iii)

a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Borrower of the event giving rise to the claim.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in Clause 11.3(b) (Tax indemnity) applied); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.	OTHER INDEMNITIES

13.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within three (3) Business Days of demand or the date specified in the demand (whichever is later), indemnify each Finance Party against any cost, expense, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

any information produced or approved by the Borrower under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing Among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(f)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(g)	an amount being paid or payable by that Finance Party to the Security Trustee in accordance with the Security Trust Deed or any other Finance Document.

14.	MITIGATION BY THE FINANCE PARTIES

14.1	Mitigation

(a)

Each Finance Party shall in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable to it under, or its Commitment cancelled pursuant to, any of the following Clauses: Clause 7.1 (Illegality), Clause 11 (Tax Gross Up and Indemnities) (other than Clause 11.6 (Indirect Tax)) or Clause 12 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents including under Clause 11 (Tax Gross Up and Indemnities).

14.2	Indemnity and limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

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(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.	COSTS AND EXPENSES

15.1	Transaction expenses

The Borrower shall promptly on demand pay each of the Finance Parties the amount of all third party costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, registration and syndication of the Finance Documents.

15.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment is required pursuant to Clause 29.7 (Change of currency), the Borrower shall, within three (3) Business Days of demand or the date specified in the demand (whichever is later), reimburse the Finance Parties for the amount of all costs and expenses (including legal fees) reasonably incurred by or for the account of the Finance Parties in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement costs

The Borrower shall, within three (3) Business Days of demand or the date specified in the demand (whichever is later), pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with:

(a)	the enforcement of, or the preservation of any rights under, any Finance Document;

(b)	anything referred to in Clause 13.2(c) (Other indemnities); or

(c)	any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security.

16.	FATCA INFORMATION

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

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(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(ii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS, EVENTS OF DEFAULT AND REVIEW

EVENT

17.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 17 (Representations) (other than Clause 17.14 (Not Trustee), in the case of each Additional Guarantor that is a Trustee) to each Finance Party on the date of this Agreement, in the case of an Additional Guarantor, the day on which that entity becomes (or it is proposed that the entity becomes) an Additional Guarantor and on the other dates set out in Clause 17.35 (Repetition).

17.1	Status

(a)	It is a body corporate, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has full legal capacity and the power to own its assets and carry on its business as it is being conducted.

17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document to which it is expressed to be a party are, subject to any necessary stamping and registration requirements in respect of the Security Documents, equitable principles and laws generally affecting creditors’ rights, legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets in any material respect.

17.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Authorisations

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to ensure the Finance Documents to which it is a party are valid, enforceable and admissible in evidence in its jurisdiction of incorporation; and

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(c)

for it and its Subsidiaries to carry on their business, where failure to obtain or maintain that Authorisation might have a Material Adverse Effect, have been obtained or effected and are in full force and effect and have been complied with in all respects.

17.6	Governing law and enforcement

(a)

The choice of law referred to in Clause 46 (Governing Law) as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to the general principles of law in that jurisdiction.

(b)

Any judgment obtained against it in New South Wales in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to the general principles of law in that jurisdiction.

17.7	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax (other than nominal stamp duty payable in respect of the Security Trust Deed) be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents and other than registration of the Securities under the PPSA or registration of Securities under applicable law in an Obligor’s jurisdiction, it is not necessary that a Finance Document or any other document be filed or registered with any Governmental Agency to ensure:

(a)	the validity, enforceability or admissibility in evidence of the Finance Document Documents in any relevant jurisdiction; or

(b)	that each Finance Document which is a Security has the priority it is intended to have.

17.8	No default

(a)

No Event of Default or Review Event is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

17.9	Security

(a)

Subject to any perfection requirements, equitable principles and laws affecting creditors’ rights generally, each Security it has granted to a Beneficiary or to the Security Trustee creates the security which it is expressed to create and over the property it is expressed to apply to and, other than in respect of Permitted Security Interests, has first ranking priority.

(b)	It is the sole legal and beneficial owner of the Secured Property purported to be charged or mortgaged by it under the Security Documents, free from any Security other than Permitted Security.

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17.10	No misleading information

(a)

Any factual information provided by or on behalf of an Obligor or any other member of the Group (excluding financial projections) in connection with the Finance Documents and the transactions they contemplate was true and accurate in all material respects and was not misleading as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections provided by an Obligor have been prepared in good faith and with due care and skill on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

Nothing has occurred or been omitted from the information provided in writing in connection with the Finance Documents and no information has been given or withheld that results in the information provided by or on behalf of an Obligor being untrue or misleading in any material respect.

(d)

It has disclosed to the Finance Parties all facts relating to it and its Subsidiaries, the Secured Property, and the Transaction Documents and the transactions contemplated by them, which a reasonable person in its position would consider material to a Finance Party’s decision to enter into the Transaction Documents.

17.11	Financial Statements

(a)	Its Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary in those Financial Statements.

(b)

Its Financial Statements give a true and fair view and represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant Financial Year unless expressly disclosed to the contrary in those Financial Statements.

(c)

There has been no adverse change in its business or financial condition (or, in the case of an Obligor that is a Trustee, the business or financial condition of the relevant Trust) since the date to which its most recent Financial Statements given to the Finance Parties were prepared.

17.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it or any of its Subsidiaries.

17.14	Not Trustee

It does not enter any Finance Document or hold any property as a trustee.

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17.15	Authorised Signatories

Any person specified as its Authorised Officer under Schedule 2 (Conditions Precedent) or Clause 18.4(g) (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Lenders that the authority has been revoked.

17.16	Insurance

All Insurance Policies are in effect and current and meet the requirements of this Agreement, it has not made any material misrepresentation or omission to its insurers and it is not aware of any reason why any of the Insurance Policies may be terminated or why any of its insurers may refuse to pay a claim when made. All premiums and other amounts necessary to effect and maintain in force each Insurance Policy have been duly paid when due.

17.17	Benefit

It benefits by entering into the Finance Documents to which it is a party.

17.18	No immunity

It does not, nor do its assets, enjoy immunity from any suit or execution.

17.19	No benefit to related party

It has not, and so far as it is aware, no person has contravened or will contravene section 208 or 209 of the Australian Corporations Act (or equivalent provisions (if any) in other jurisdictions) by entering into any Finance Document or participating in any transaction in connecting with a Finance Document.

17.20	Completeness of information

So far as it is aware there is no fact or circumstance known to it which it has not disclosed in writing to a Finance Party which is reasonably considered by it to be material to the assessment by a prudent financier of any Obligor’s status, creditworthiness, prospects, business or condition or to the decision to enter into and perform its obligations under the Finance Documents (including any fact or circumstances which has had or may have a Material Adverse Effect on any Obligor).

17.21	Tax Consolidation

No Australian Obligor is a member of a Tax Consolidated Group.

17.22	Tritium Nominee

Tritium Nominee does not hold any assets or conduct any activity, other than holding shares in Holdco as bare trustee.

17.23	Anti-bribery and corruption

No Obligor has, or is aware (having made reasonable enquiries) of any director, officer, employee, affiliate or other person on its behalf having, taken any action on behalf of that Obligor that would result in a violation by the Obligor of any anti-bribery law that is applicable to that Obligor or its business, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977. Furthermore, each Obligor has conducted its businesses in compliance with the anti-

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bribery laws that are applicable to that Obligor or its business and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

17.24	Sanctions

None of the Borrower or any of its Controlled Entities or any director or officer, or, as far as it is aware (having made reasonable enquiries) any employee, agent, or affiliate, of the Borrower, the Borrower or any of their respective Subsidiaries is an individual or entity (“Person”) that is, or is controlled by Persons that are:

(a)

the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or Australian Department of Foreign Affairs and Trade (collectively, “Sanctions”); or

(b)

located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

17.25	Foreign Assets Control Regulations, etc.

(a)

Neither the Borrower nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a Sanctions List, or (iii) is a target of sanctions that have been imposed by the United Nations, the European Union, the UK, New Zealand or Australia.

(b)

Neither the Borrower nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, AML/CTF Laws or (ii) to the Borrower’s knowledge, is under investigation by any Governmental Agency for possible violation of any Economic Sanctions Laws, AML / CTF Laws.

(c)	No part of the proceeds from the Loan hereunder:

(i)

constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Borrower or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Finance Party to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;

(ii)	will be used, directly or indirectly, in violation of, or cause any Finance Party to be in violation of, any applicable AML/CTF Laws; or

(iii)

will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Finance Party to be in violation of, any applicable Anti- Corruption Laws.

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17.26	Status under Certain Statutes

Neither the Borrower nor any Subsidiary is subject to regulation under the following US legislation, Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

17.27	Shares

(a)

The shares, membership or other interests, or other securities in or issued by any member of the Group which are subject to the Security granted in favour of the Security Trustee are fully paid and not subject to any option to purchase or similar rights.

(b)

The constitutional or other documents of entities whose shares, membership, units or other interests, or other securities are subject to the Security granted in favour of the Security Trustee do not and could not restrict or inhibit any transfer or creation or enforcement of the Security granted in favour of the Security Trustee.

17.28	Group Structure Chart

The Group Structure Chart most recently provided to the Lenders sets out the true and correct corporate structure and ownership of the Group as at the date of delivery and does not omit any material detail.

17.29	Insolvency Event

No Insolvency Event has occurred in relation to it or any other member of the Group.

17.30	No breach of laws

It has not breached any law binding on it or any of its assets which breach has had, or is reasonably likely to have, a Material Adverse Effect.

17.31	Ownership of Assets

It is the sole legal and beneficial owner, or is entitled to use, all assets necessary for the conduct of its business as presently conducted where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

17.32	Intellectual Property

Each member of the Group owns or has licensed to it on arm’s length terms, or otherwise has available to it, all Material Intellectual Property.

17.33	Holding Company

Holdco is a special purpose company and has not carried on, and will not carry on, any business or incurred any liabilities other than by entering into and performing the Finance Documents (together with the payment of amounts pursuant to, or in connection with, such arrangements) and performing Permitted Holding Company Activities.

17.34	Reliance

Each Obligor acknowledges that each Finance Party has entered into the Finance Documents to which it is a party in reliance on the representations and warranties in the Finance Documents.

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17.35	Repetition

The representations and warranties set out in this Clause 17 (Representations) (other than clause 17.10(d) (No misleading information)) are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of the Utilisation Request and each Compliance Certificate and the first day of each Interest Period; and

(b)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company become) an Additional Guarantor.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial Statements, etc

The Borrower at its own cost shall supply to the Lenders:

(a)

as soon as the same become available, but in any event within 120 days after the end of its Financial Years the Financial Statements of the Group on a consolidated basis for that Financial Year audited by an auditor approved in writing by the Lenders (in their absolute discretion) without any “going concern” qualification or similar qualification or exception (and for this purpose an “emphasis of matter” statement will not constitute a qualification or exception) and without any qualification or exception as to the scope of the audit on which such opinion is based;

(b)

as soon as the same become available, but in any event within 60 days after the end of each Financial Quarter, the unaudited Financial Statements of the Group for that Financial Quarter (and for this purpose the Borrower’s obligations will be satisfied by providing quarterly financial statements substantially in the form of the balance sheet, profit and loss and cash flow statement as provided in the Financial Model);

(c)	as soon as the same become available, but in any event within 30 days after the end of each calendar month, monthly management accounts in a form satisfactory to the Lenders, which shall include:

(i)	a consolidated profit and loss statement and a consolidated balance sheet for the Group; and

(ii)	confirming the Liquidity Reserve Amount;

(d)

an updated Financial Model (which must take into account actual revenue and expenses, the forecast contracted revenue and expenses of the Group (excluding any projected cost savings until actually realised), and any Equity Contributions) in form and substance satisfactory to the Lenders (such update, an “Updated Financial Model”) within 30 days of end of its Financial Years (commencing from the Financial Year ended 30 June 2021); and

(e)	if the Lenders notify the Borrower that they reasonably believe that a Default or Review Event has occurred, an updated Valuation on request by the Lenders.

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18.2	Compliance Certificate

(a)	The Borrower shall supply to the Lenders, with each set of its Financial Statements delivered pursuant to 18.1(a) and 18.1(b) (Financial Statements, etc), a Compliance Certificate:

(i)

if the period to which the Compliance Certificate relates includes a Compliance Date, setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants), in each case as at the date as at which those Financial Statements were drawn up; and

(ii)	confirming the Liquidity Reserve Amount;

(iii)	confirming that no Default or Review Event is continuing;

(iv)	confirming compliance with Clause 20.14 (Guarantors) together with:

(A)	the aggregate Total Tangible Assets held by the Guarantors expressed as a percentage of the Total Tangible Assets of the Group; and

(B)

the aggregate EBITDA generated by the Guarantors over the previous 12 month period expressed as a percentage of the EBITDA generated by the Group over that period, in each case as at the most recent Compliance Date.

(b)

Each Compliance Certificate shall be signed by two (2) directors of the Borrower and, if required to be delivered with the Financial Statements delivered pursuant to Clause 18.1(a) (Financial Statements, etc), by the Borrower’s auditors.

18.3	Requirements as to Financial Statements

(a)

Each set of Financial Statements delivered by the Borrower pursuant to Clause 18.1(a) or 18.1(b) (Financial Statements, etc) shall be certified by a director of the relevant company as giving a true and fair view (in the case of annual Financial Statements for a Financial Year), or fairly representing (in other cases), its financial condition as at the date as at which those Financial Statements were drawn up.

(b)	The Borrower shall procure that each set of Financial Statements delivered pursuant to Clause 18.1(a) or 18.1(b) (Financial Statements, etc) is prepared using GAAP.

(c)

The Borrower shall procure that each set of Financial Statements and delivered gives a true and fair view of the financial position and performance of the consolidated entity, in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the Financial Year or Financial Quarter to which those Financial Statements and management accounts relate.

18.4	Information: miscellaneous

The Borrower shall supply to the Lenders:

(a)	promptly, details of an event occurs which gives rise, or may give rise, to an insurance claim of A$100,000 (or its equivalent in another currency or

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currencies) or more or upon an insurance claim of A$100,000 (or its equivalent in another currency or currencies) or more being refused either in whole or in part;

(b)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, which, if adversely determined, is reasonably likely to give rise to a liability for one or more Obligors in excess of A$100,000 (or its equivalent in another currency or currencies) in aggregate or which, if adversely determined, is reasonably likely to have a Material Adverse Effect;

(d)

promptly, such further data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations hereunder and under the Finance Documents as from time to time may be requested by any Lender (in its absolute discretion);

(e)

promptly, all access (to a Finance Party and its advisors) to any Obligor’s premises, assets, books, accounts and records for inspections or investigative accounting purposes as any Finance Party may reasonably request;

(f)

within a reasonable period of time (and, in any event, no later than 20 Business Days) after the acquisition or creation of any new Subsidiary of the Borrower after the date of this Agreement, the name of each such entity that becomes a Subsidiary of the Borrower after the date of this Agreement;

(g)

promptly, notice of any change in Authorised Officers of any Obligor signed by a director or secretary of the Obligor accompanied by specimen signatures of any new signatories and provide such information as to permit each Lender to satisfy its ‘know your customer’ obligations in respect of any new Authorised Officer;

(h)

promptly after the then current Group Structure Chart becomes incorrect or misleading (including as a result of the acquisition or incorporation by it of a new Subsidiary where permitted under this Agreement), an updated Group Structure Chart;

(i)

within ten (10) days following the date on which the Borrower’s Auditors resign or the Borrower elects to change Auditors, as the case may be, notification thereof, together with such further information as the Lenders may request; and

(j)	notification of:

(i)

any motor vehicles or other property acquired by any Obligor (or its equivalent in another currency or currencies) per motor vehicle or item of property which the PPSA regulations provide may, or must, be described by serial number in a registration under the PPSA;

(ii)

any change of the jurisdiction in which any of its property that is subject to a Security Document with a value greater than A$100,000 (or its equivalent in another currency or currencies) is situated, other than in respect of any property that is subject to a Security Document governed by the laws of Australia remains within Australia; and

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(iii)	any of the following events, at least 7 days before it occurs:

(A)	an Obligor or a Trust changes its name;

(B)

any ABN, ARBN or ARSN allocated to an Obligor or a Trust changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); and

(C)	an Obligor becomes trustee of a trust, or a partner in a partnership, not otherwise stated in this Agreement.

18.5	Notification of default or Review Event

(a)

Each Obligor shall notify the Lenders of any Default or Review Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by a Lender, the Borrower shall supply to the Lenders a certificate signed by any director, the Chief Financial Officer of the Borrower or the Chief Executive Officer of the Borrower on its behalf certifying that no Default or Review Event is continuing (or if a Default or Review Event is continuing, specifying the Default or Review Event (as applicable) and the steps, if any, being taken to remedy it).

18.6	“Know your Customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement;

(iii)	any change in the authorised signatories of an Obligor after the date of this Agreement; or

(iv)

a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Lender (for itself or, in the case of the event described in paragraph (iv) above, on behalf of any prospective new Lender) in order for such Lender or, in the case of the event described in paragraph (iv) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(b)

The Borrower shall by not less than ten (10) Business Days’ prior written notice to the Lenders, notify the Lenders of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 24 (Changes to the Obligors).

(c)

Following the giving of any notice pursuant to paragraph (b) above, if the accession of such Additional Guarantor obliges any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by any Lender (for itself or on behalf of any prospective new Lender) in order for such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

(d)

The Borrower shall promptly supply, or procure the supply of, such documentation and other evidence reasonably requested by any Finance Party from time to time in relation to an Obligor or an Additional Guarantor to enable the Finance Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to the Finance Party.

19.	FINANCIAL COVENANTS

19.1	Financial undertakings

Each Obligor must ensure that on each Compliance Date:

(a)	Total Leverage Ratio: the Total Leverage Ratio must not be greater than the corresponding level specified below in respect of that Compliance Date.

Compliance Date	Total Leverage Ratio
31 March 2022 and 30 June 2022	3.00x
30 September 2022	2.50x
Each Compliance Date thereafter	2.50x

(b)	Total Interest Cover Ratio: the Total Interest Cover Ratio must not be less than 3.00x.

19.2	Financial Testing

The Total Leverage Ratio and Total Interest Cover Ratio:

(a)	shall be calculated in accordance with GAAP as at the date of this Agreement; and

(b)	tested in respect of each Compliance Date by reference to each of the financial statements for the relevant period delivered pursuant to Clauses 18.1(a) and 18.1(b) (Financial Statements, etc); and

(c)	disclosed in each Compliance Certificate delivered pursuant to Clause 18.2 (Compliance Certificate).

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19.3	Accounting policy

(a)

If in the reasonable opinion of the Borrower or the Lenders (in their absolute discretion) any changes to GAAP materially alter the effect of the undertakings in Clause 19.1 (Financial undertakings) or the related definitions, the Borrower and the Lenders will negotiate in good faith to amend the relevant undertakings and definitions so that they have an effect comparable to that at the date of this Agreement.

(b)

If the amendments are not agreed within 30 days (or any longer period agreed between the Borrower and the Lenders (in their absolute discretion)) then the Borrower will provide with its Financial Statements any reconciliation statements (audited, where applicable) necessary to enable calculations based on GAAP as they were before those changes, and the changes will be ignored for the purposes of this Clause 19.2 (Accounting policy).

19.4	Equity Cure

The Borrower may cure a breach of a financial covenant set out in Clause 19.1 (Financial undertakings) by effecting additional Equity Contributions in an amount at least sufficient to cure the breach, provided that:

(a)	such Equity Contributions must be applied to permanently prepay the Facility no later than 30 days after the day on which the Compliance Certificate is due to be delivered;

(b)	there shall be:

(i)	no more than two (2) cures over the term of the Facility;

(ii)	no more than one (1) cure in any 12 month period; and

(iii)	no cures for consecutive Compliance Dates; and

(c)

an updated Compliance Certificate is delivered as at the date that the equity cure payment is made showing compliance with the financial covenants set out in Clause 19.1 (Financial undertakings) following application of the cure.

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

Each Obligor shall (and each Obligor shall procure that each other member of the Group will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect any and all Authorisations:

(i)	required to enable it to perform its obligations under the Finance Documents;

(ii)	to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and

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(iii)	to the extent that failure by it to obtain or maintain such Authorisation is reasonably likely to have a Material Adverse Effect, required for it to carry on its business; and

(b)	supply certified copies to the Lenders of any Authorisation referred to in sub- paragraph (a)(i) and (a)(ii) above.

20.2	Compliance with laws

Each Obligor shall (and each Obligor shall procure that each other member of the Group will) comply in all respects with all laws and regulations (including laws and regulations relating to the environment) to which it may be subject, if failure so to comply would has or would reasonably likely to have a Material Adverse Effect.

20.3	Negative pledge

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets or undertakings other than Permitted Security.

20.4	Disposals

No Obligor shall (and each Obligor shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to Dispose of any asset other than any Permitted Disposal.

20.5	Merger

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

20.6	Change of business

Each Obligor shall (and each Obligor shall ensure that each other member of the Group will) procure that there is no cessation of, and that no substantial change is made to, the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement. Subject to clauses 20.18 (Anti-bribery and corruption) and 20.20 (Sanctions), this does not prevent any member of the Group changing the location or jurisdiction of any of its production activities, provided the assets of that member of the Group are subject to Security for the benefit of the Lenders, in a form and substance satisfactory to the Lenders.

20.7	Acquisitions

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) acquire any direct or indirect ownership interests in further businesses or real property interests other than Permitted Acquisitions, without the prior written consent of all the Lenders (in their absolute discretion). A Finance Party may require further information, undertakings and satisfactory due diligence as a condition of providing its consent.

20.8	Joint Ventures

No Obligor shall (and each Obligor shall ensure that no other member of the Group will):

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(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)

transfer any assets or lend to or guarantee or give an indemnity for (or any other form of financial accommodation) or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing), without the prior written consent of all the Lenders (in their absolute discretion).

20.9	Insurance

(a)

Each Obligor shall take out and maintain (and shall ensure that each member of the Group takes out and maintains) insurances with a reputable insurer in the manner and to the extent which is in accordance with prudent business practice having regard to the nature of the business and assets of the Obligors and the Group (including all insurance required by applicable law).

(b)	The insurances maintained in accordance with paragraph (a) must be:

(i)	on terms and conditions acceptable to the Lenders; and

(ii)

in the names of the Obligor, and the Security Trustee (as first loss payee and/or co-insured (as applicable)) for their respective rights and interests. However, insurances need not be in the name of the Security Trustee if it is not customary practice in the insurance industry for that type of insurance to be in the name of the Security Trustee.

(c)

Each Obligor shall produce promptly evidence satisfactory to the Lenders of current insurance cover (including a certified copy of each Insurance Policy or a certificate of currency, renewal certificates and endorsement slips) upon receipt of same by that Obligor and whenever a Lender asks.

(d)	Each Obligor shall ensure that proceeds from an insurance claim are:

(i)	used to reinstate the affected assets or business; or

(ii)	if an Event of Default is continuing and the Lenders direct the Obligors to use or hold the proceeds in a particular way, used or held as directed.

(e)

If an Event of Default is continuing and the Security Trustee notifies the Borrower, the Security Trustee may take over each Obligor’s rights to make, pursue or settle an insurance claim. The Security Trustee may exercise those rights in any manner it chooses. Each Obligor must do all things reasonably required by the Lenders, to enable the collection or the recovery of any money due, under or in respect of an Insurance Policy, or any other person in whose name an Insurance Policy is effected and maintained (including providing any information or evidence).

(f)	Each Obligor must renew or cause to be renewed all Insurance Policies which continue to be required under paragraph (a) before their expiry.

(g)

Each Obligor must punctually pay or cause to be paid all premiums, commission, tax, fire service levy, statutory charge and other amounts necessary to effect and maintain in force each Insurance Policy (or within any applicable grace period).

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(h)

Each Obligor must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any Insurance Policy (including with respect to any disclosure required of it).

(i)

Each Obligor must not materially vary, rescind, terminate, cancel or make a material change to any Insurance Policy without all of the Lenders’ written consent (in their absolute discretion) except to effect a replacement Insurance Policy which will comply with this Clause 20.9 (Insurance).

20.10	No financial accommodation

Each Obligor must not, and must procure that each other member of the Group does not, make or grant or agree to make or grant any loans or financial accommodation to or for the benefit of any person without the prior written consent of all of the Lenders (in their absolute discretion), other than:

(a)	any deposit made with a bank or financial institution in the ordinary course of business of the Group;

(b)

financial accommodation provided to trade debtors of a member of the Group on arm’s length commercial terms in the ordinary course of trading (which must not involve the provision of consumer finance that is available to customers generally); or

(c)	financial accommodation to or for the benefit of another Obligor.

20.11	Financial Indebtedness

Each Obligor must not, and must procure that each other member of the Group does not, incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness.

20.12	Distributions

Subject to clause 20.13 (St Baker Loan), an Obligor may not declare or pay any Distribution unless:

(a)

all financial covenants in Clause 19.1 (Financial Undertakings) have been complied with as at the last Compliance Date and would be complied with at the time of the declaration or payment of such Distribution by adjusting the financial covenants on a pro-forma basis taking account of the amount of the Distribution;

(b)	there is no principal outstanding under the Finance Documents that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest);

(c)	any interest that is accrued but unpaid under Clause 8.2 (Capitalisation and payment of interest) is paid before the relevant Distribution is paid; and

(d)	no Default or Review Event is subsisting at the time of the declaration or payment or would occur as a result of incurring such declaration or payment.

No such Distribution may be paid or declared before the first Compliance Date in respect of which a Compliance Certificate has been delivered.

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20.13	St Baker Loan

(a)	An Obligor may not make any payment in respect of the St Baker Loan unless each of the following conditions are satisfied:

(i)	payment is made no earlier than 31 December 2021;

(ii)	no Default or Review Event is subsisting at the time of the payment or would occur as a result of making the payment; and

(iii)	the Liquidity Reserve Amount will be at least A$10,000,000 following the payment.

(b)

Each Obligor shall ensure that no amendment, waiver, supplement, restatement, variation, replacement or any other change or consent (as the case may be) in respect of any Subordinated Debt, any Subordinated Shareholder Loan (including the St Baker Loan) or any Subordinated Finance Document (as defined in the Intercreditor Deed) (as the case may be) is made without the prior written consent of the Lenders (in their absolute discretion).

20.14	Guarantors

(a)	Each Obligor must ensure that, at all times, the Guarantors:

(i)	hold a minimum of 90% of the Total Tangible Assets of the Group (on a consolidated basis) as at the most recent Compliance Date; and

(ii)	generate a minimum of 90% of the EBITDA of the Group (on a consolidated basis) as at the most recent Compliance Date.

(b)

The Borrower and each other Obligor will ensure that each entity that becomes a Group member and which is required to accede as a Guarantor in order to comply with paragraph (a), becomes an Additional Guarantor as soon as reasonably practicable after such requirement arising (subject to complying with requirements of law), and in any event within 45 days, by complying with the relevant accession requirements set out in the Finance Documents.

20.15	Tritium Nominee

Each Obligor must ensure that Tritium Nominee does not hold any assets or conduct any activity, other than holding shares in Holdco as bare trustee.

20.16	Environmental Laws

Each Obligor must comply with all Environmental Laws where failure to do so will or is likely to cause:

(a)	a Governmental Agency taking action;

(b)	a claim being made; or

(c)	a requirement of expenditure or a cessation or aberration of activity being imposed,

and which has or is likely to have a Material Adverse Effect.

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20.17	Tax consolidation

Except with the prior written consent of all of the Lenders (in their absolute discretion), no Obligor may be a member of a Tax Consolidated Group.

20.18	Anti-bribery and corruption

No part of the proceeds of any Loan will be used by an Obligor or Controlled Entity, directly or indirectly, for any payments that could constitute a violation of any anti- bribery law including any AML/CTF Laws.

20.19	Constitution

No Obligor shall amend its constitution and procure that it shall not pass or vote in favour of any resolution to amend the constitution of an entity whose shares are subject to Security in favour of the Beneficiaries or Security Trustee, except with the prior written consent of all of the Lenders (in their absolute discretion).

20.20	Sanctions

The Borrower will not and will not permit any Obligor or Controlled Entity:

(a)	to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person; or

(b)	to directly or indirectly, use the proceeds of a Utilisation:

(i)	to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or

(ii)	in any other manner that would result in a violation of Sanctions by a Group member; or

(c)

to knowingly make any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Facility) with any person if such investment, dealing or transaction is prohibited by or subject to sanctions under any Economic Sanctions Laws or would cause any Finance Party or any Affiliate of such Finance Party to be in violation of, or subject to sanctions under, any law or regulation applicable to such Finance Party.

20.21	Preservation of Assets

Each Obligor shall (and shall procure that each other member of the Group will) maintain and keep in a reasonable state of repair and in reasonable working order (allowing for fair wear and tear) and protect the Secured Property (including taking steps to remedy any title defects), where a failure to do so would have a Material Adverse Effect.

20.22	Pari Passu Ranking

Each Obligor will ensure that the claims of the Beneficiaries in respect of the Secured Moneys will at all times rank at least pari passu in right and priority of payment with its other unsecured and unsubordinated creditors.

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20.23	Financial Year

No Obligor may (and each Obligor shall procure that no other Group member shall) change its Financial Year without the prior written consent of all of the Lenders (in their absolute discretion).

20.24	Intellectual Property

(a)	Each Obligor shall (and each Obligor shall ensure that each other Group member will):

(i)	preserve and maintain the subsistence and validity of the Material Intellectual Property;

(ii)	register and pay all fees and taxes necessary to maintain its Material Intellectual Property in full force and effect and record its interest in that Material Intellectual Property; and

(iii)

not permit any Material Intellectual Property to be cancelled or otherwise take any step in respect of that Intellectual Property which may affect the existence or value of the Intellectual Property or impact the rights of any member of the Group to use such property; and

(iv)	not to discontinue the use of Material Intellectual Property,

in each case, where failure to do so has or is likely to have a Material Adverse Effect.

(b)	Each Obligor shall procure that at all times, all Material Intellectual Property is held with an Obligor.

20.25	Arm’s Length Terms

No Obligor shall (and each Obligor shall ensure that each other member of the Group will not) enter into any transaction with any third party except on arm’s length terms or better.

20.26	PPSA

If an Obligor holds any security interests for the purposes of the PPSA, that Obligor agrees to promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA, except to the extent it is reasonable not to do so, taking into account the materiality of the security interest and the risks involved in the context of the overall business of the Group.

20.27	Holdco Undertaking

Holdco undertakes that it is and will remain a special purpose company and that it will not engage, in any trading, business or other activities (either alone or in partnership or joint venture) or incur any liabilities, other than a Permitted Holding Company Activity.

20.28	Hedging

No Obligor shall enter into any derivative instrument for speculative purposes.

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20.29	Share Capital

Holdco shall not:

(a)

pass a resolution under section 254N of the Australian Corporations Act (or equivalent or similar legislation in any applicable jurisdiction) or make or pass a resolution to make unpaid capital capable of being called up only in certain circumstances;

(b)	reduce or pass a resolution to reduce its share capital;

(c)	buy-back, or pass a resolution to buy-back, any of its shares,

other than with the prior written consent of all of the Lenders (in their absolute discretion).

20.30	Post-Closing Obligation – Deposit Account Control Agreements

On or prior to May 30, 2020, or such later date as may be agreed by the Security Trustee, in its sole discretion, the Borrower shall cause Tritium Technologies LLC to deliver account control agreements, in form and substance reasonably satisfactory to the Security Trustee, with respect to all deposit accounts of Tritium Technologies LLC.

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 (Events of Default) is an Event of Default (save for Clause 21.18 (Consequences of an Event of Default)).

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error beyond the control of the Obligors; and

(b)	payment is made within two (2) Business Days of its due date.

21.2	Financial covenants

Subject to Clause 19.4 (Equity Cure), any requirement of Clause 19 (Financial Covenants) is not satisfied.

21.3	Other obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants) or with any condition of any waiver or consent by the Lenders under or in connection with any Finance Document).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Lenders giving notice to the Borrower or the Borrower or any other Obligor becoming aware of the failure to comply, whichever is the earlier.

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21.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur in relation to a representation deemed to be made under the Finance Documents after the first Utilisation Date being incorrect or misleading if it is capable of remedy and is remedied within 15 Business Days of the Lenders giving notice to the Borrower, or the Borrower or any other Obligor becoming aware of it, whichever is first.

21.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period; or

(b)

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described); or

(c)

Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default or review event (however described); or

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default or review event (however described).

21.6	Insolvency

(a)	An Insolvency Event occurs in relation to any member of the Group; or

(b)

An Obligor that is a Trustee ceases to be a trustee of the relevant Trust or any step is taken to remove the Obligor as Trustee of the relevant Trust, in either case without the prior written consent of all of the Lenders (in their absolute discretion); or

(c)	An application or order is made in any court for property of a Trust to be administered by the court or under its control.

21.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor, except an application made to a court for the purposes of winding up such a person which is disputed by an Obligor acting diligently and in good faith and dismissed within 15 Business Days;

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(b)	a composition, assignment, compromise or arrangement with any creditor of any member of the Group;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets, except an application made to a court for the purposes of appointing such a person which is disputed by an Obligor acting diligently and in good faith and dismissed within 15 Business Days;

(d)	enforcement of any Security over any assets of any member of the Group; or

(e)	the occurrence of an Ipso Facto Event,

or any analogous event occurs in any jurisdiction.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of A$500,000 (or its equivalent in any other currency or currencies) and is not discharged within 15 Business Days.

21.9	Cessation of business

An Obligors suspends or ceases to carry on all or substantially all of its business.

21.10	Repudiation

An Obligor rescinds or repudiates a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

21.11	Vitiation of Finance Documents

A provision of a Finance Document is or becomes or is claimed by a party other than Finance Party to be wholly or partly invalid, void, voidable or unenforceable in any material respect.

21.12	Litigation

Any litigation, arbitration, governmental, regulatory or administrative proceedings of or before any court, arbitral body or agency are commenced, threatened or have been determined against any Obligor in a manner which has or is reasonably likely to have a Material Adverse Effect.

21.13	Compulsory Acquisition

A Compulsory Acquisition occurs in respect of all or a material part of an Obligor, an Obligor’s assets or all or a material part of the property subject to a Security Document or orders the sale or divestiture of those assets or property.

21.14	Material adverse change

Any other event or series of events occurs which has had or is reasonably likely to have a Material Adverse Effect.

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21.15	Reduction of capital

(a)

An Obligor takes any action to reduce its share capital, buy back any of its shares or make any of its shares capable of being called up only in certain circumstances, without the prior written consent of all of the Lenders (in their absolute discretion).

(b)

An Obligor that is a Trust takes any action to reduce its issued units, buy back any of its units or make any of its units capable of being called up only in certain circumstances, without the prior written consent of all of the Lenders (in their absolute discretion).

21.16	Economic Sanctions

Any Obligor or Controlled Entity:

(a)	becomes (including by virtue of being owned or controlled by a Blocked Person), owns or controls a Blocked Person; or

(b)

directly or indirectly has any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Facility) with any person if such investment, dealing or transaction:

(i)	would cause any Lender or any Affiliate of such Lender to be in violation of, or subject to sanctions under, any law or regulation applicable to such Lender; or

(ii)	is prohibited by or subject to sanctions under any Economic Sanctions Laws.

21.17	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under a Finance Document or any Security created or expressed to be created or evidenced by the Security Documents ceases to be effective, and in each case, this is materially adverse to the interests of the Finance Parties under the Finance Documents.

21.18	Consequences of an Event of Default

On and at any time after the occurrence of an Event of Default which is continuing the Lenders may (in their absolute discretion), by notice to the Borrower:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be:

(i)	immediately due and payable, at which time they shall become immediately due and payable; or

(ii)	payable on demand, whereupon they shall immediately become payable on demand by the Lenders; and/or

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(c)	exercise or direct the Security Trustee under the Security Trust Deed to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

The Lenders may give notice of any or all of these things.

22.	REVIEW EVENT

(a)	It will be a review event (“Review Event”) if at any time the Liquidity Reserve Amount is an amount less than:

(i)	where the most recent Valuation provided to the Lenders is dated within the last 12 months and the Loan to Value Ratio per that Valuation is greater than or equal to 20%, A$10,000,000;

(ii)

where the most recent Valuation provided to the Lenders is dated within the last 12 months and the Loan to Value Ratio per that Valuation is less than 20% but greater than or equal to 15%, A$7,500,000;

(iii)	where the most recent Valuation provided to the Lenders is dated within the last 12 months and the Loan to Value Ratio per that Valuation is less than 15%, A$5,000,000; or

(iv)	where the most recent Valuation provided to the Lenders is not dated within the last 12 months, A$10,000,000.

(b)

If a Review Event occurs, the Lenders may give a notice to the Borrower (a Review Event Notice) requiring the Lenders and Borrower to review in good faith the continuation of the Facility for a period of 65 days after the delivery of such Review Event Notice.

(c)

If, on the last Business Day of the each of the two (2) months following the delivery of the Review Event Notice, the Liquidity Reserve Amount exceeds the relevant amounts specified in Clause 22(a), whether as a result of an Equity Contribution or the ordinary trading of the Group, the relevant Review Event will cease and this Clause 22 will cease to apply to that particular occurrence.

(d)	If a Review Event still persists at the end of the 65 day consultation period following the delivery of a Review Event Notice, the Lenders will notify the Borrower in writing:

(i)	whether and on what terms the Lenders wish to continue to provide the Facility (in their absolute discretion); or

(ii)

that the Lenders (in their absolute discretion) elect not to continue providing the Facility, in which case all of the Loan, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents will be due and payable on the date that is 90 days after the date the Borrower receives such notice.

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SECTION 9

CHANGES TO PARTIES

23.	CHANGES TO THE FINANCE PARTIES

23.1	Assignments and transfers by the Lenders

(a)	A Lender (the “Existing Lender”) may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another entity (the “New Lender”) at any time.

(b)

Where a Lender assigns rights but does not transfer by novation obligations, then for the purposes of Clause 27 (Sharing Among the Finance Parties), any amount received or recovered by the assignee will be taken to be received by that Lender.

(c)

The Security Trustee is not obliged to sign a Recognition Certificate where the New Lender is not already a Lender unless the Security Trustee has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender (the receipt of which the Security Trustee shall promptly notify to the Existing Lender and the New Lender).

(d)

The Lenders have authority on behalf of each New Lender to do or execute anything (including any consent, waiver or amendment) that it has been instructed to do or execute, or has otherwise been approved, by the Lenders in accordance with this Agreement on or before the date on which the assignment or transfer becomes effective in accordance with this Agreement. Each New Lender is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(e)

A Lender may not assign or transfer any of its rights or obligations under the Finance Documents, transfer any corresponding Loan Notes or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 7.1 (Illegality) as a result of circumstances existing at the date the assignment, transfer or change is proposed to occur.

(f)

A Lender may not transfer any of its obligations during the period from when a Utilisation Request is delivered to that Lender until the Business Day after the Utilisation Date specified in that Utilisation Request.

(g)	A Lender must bear its own costs and expenses (including legal fees) in connection with any such assignment or transfer.

(h)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under

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Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. However, where the payment is in relation to Australian Withholding Tax, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the relevant Borrower, it will be entitled to full payment under Clause 11 (Tax Gross Up and Indemnities).

23.2	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23 (Changes to the Finance Parties); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

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23.3	Procedure for transfer

(a)

Subject to this Clause 23 (Changes to the Finance Parties), a transfer is effected on the Transfer Date in accordance with paragraph (c) below when the New Lender and Existing Lender executes an otherwise duly completed Transfer Certificate, and a Recognition Certificate is executed by each other Party (including the Security Trustee) and delivered by the Existing Lender and the New Lender to the Lenders. Subject to this Clause 23 (Changes to the Finance Parties), the Lender shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and Recognition Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement.

(b)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Finance Parties and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Finance Parties and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	if the New Lender is not already a Party as “Lender”, the New Lender shall become a Party as a “Lender”.

(c)	A transfer will only be effective if the procedure set out in this Clause 23.3 (Procedure for Transfer) is complied with.

23.4	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23 (Changes to the Finance Parties), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

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except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.	CHANGES TO THE OBLIGORS

24.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of all of the Lenders (in their absolute discretion).

24.2	Additional Guarantors

(a)	A wholly-owned Subsidiary of the Borrower may become an Additional Guarantor if:

(i)

all documents or information in relation to that member of the Group under Clause 18.6 (“Know your Customer” checks) requested by a Finance Party, are delivered to that Finance Party or the relevant Finance Party confirms to the Borrower that it has received such documents and information (as applicable);

(ii)	the relevant member of the Group or the Borrower delivers to the Lenders a duly completed and executed Accession Letter in relation to that member of the Group;

(iii)

unless that Subsidiary is, at that time, an “Obligor” under the Security Trust Deed, it accedes to the Security Trust Deed as an “Additional Guarantor” by signing and delivering to the Security Trustee an Accession Deed and any other documents or information required under the Security Trust Deed and the Intercreditor Deed; and

(iv)

the Lenders have received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Lenders.

(b)	The Lenders shall notify the Borrower promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in paragraph (a) above.

24.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties set out in Clause 17 (Representations) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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24.4	Resignation of a Guarantor

(a)	Subject to Clause 20.14 (Guarantors), the Borrower may request that a Guarantor (other than the Borrower) ceases to be a Guarantor by delivering to the Lenders a Resignation Letter.

(b)	The Lenders shall accept a Resignation Letter and notify the Borrower of their acceptance if:

(i)	the Lenders have provided their unanimous consent to the resignation (in their absolute discretion); and

(ii)	no Default or Review Event is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case).

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SECTION 10

THE FINANCE PARTIES

25.	ROLE OF THE MLAB AND OTHERS

25.1	Role of the MLAB

Except as specifically provided in the Finance Documents, the MLAB has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.2	No fiduciary duties

(a)	Nothing in any Finance Documents constitutes the MLAB as a trustee or fiduciary of any other person.

(b)	The MLAB shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.3	Business with the Group

The MLAB may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.4	Responsibility for documentation

The MLAB is not responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the MLAB, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.5	Credit appraisal

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the MLAB that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document;

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(d)

the adequacy, accuracy and/or completeness of any information provided by the Finance Party, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(e)	the compliance by any Obligor or any other person with the Finance Documents or any other documents.

26.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (including any combination of accounts or set off) any amount from an Obligor other than in accordance with Clause 29 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the other Finance Parties;

(b)

the Finance Parties shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by another Finance Party, pay to each other Finance Party an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Finance Parties determine may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.3 (Partial payments).

27.2	Redistribution of payments

(a)

The Finance Parties shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.3 (Partial payments).

(b)	Unless paragraph (c) applies:

(i)

the receipt or recovery referred to in Clause 27.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Finance Parties and not to the Recovering Finance Party for its own

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account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 27.1(c) (Payments to Finance Parties); and

(ii)

(without limiting sub-paragraph (i)) the relevant Borrower shall indemnify the Recovering Finance Party against a payment under Clause 27.1(c) (Payments to Finance Parties) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(c)	Where:

(i)	the amount referred to in Clause 27.1 (Payments to Finance Parties) above was received or recovered otherwise than by payment (for example, set off); and

(ii)

the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the relevant Finance Parties, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Finance Parties and distributed accordingly:

(iii)

each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under paragraph (a);

(iv)	the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the relevant Finance Party/ies to the other Finance Party.

27.3	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, pay to that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay);

(b)	to the extent necessary, any debt assigned under Clause 27.2(c) (Redistribution of payments) will be reassigned; and

(c)	the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

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27.4	Exceptions

(a)

This Clause 27 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making the payment pursuant to this Clause 27 (Sharing Among the Finance Parties), have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

28.	LOAN NOTE DEED POLL

Each Finance Party shall comply with the Loan Note Deed Poll.

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SECTION 11

ADMINISTRATION

29.	PAYMENT MECHANICS

29.1	Payments

(a)	All payments to be made by any Obligor for the account of a Finance Party under the Finance Documents must be paid:

(i)	as required by the relevant Fee Letter in the case of amounts payable under a Fee Letter; and

(ii)	in all other cases, to the person entitled to such payment.

(b)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available for value on the due date at the time and in such funds (including immediately available funds or same day funds) as is customary at the time for settlement of transactions in the relevant currency in the place of payment.

(c)	Payment shall be made to such account as the relevant person entitled to such payment specifies.

29.2	Distributions to an Obligor

A Finance Party may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.3	Partial payments

(a)

If a Finance Party receives a payment pursuant to Clause 19.4 (Equity Cure) that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, that Finance party shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses, losses or liabilities of the MLABs under the Finance Documents (if any);

(ii)	secondly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (other than any part of the principal due that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest);

(iv)

fourthly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest); and

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(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

In all other circumstances where a Finance Party receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, that Finance party shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses, losses or liabilities of the MLABs under the Finance Documents (if any);

(ii)	secondly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest);

(iv)

fourthly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (other than any part of the principal due that is attributable to interest capitalised in accordance with Clause 8.2 (Capitalisation and payment of interest); and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.4	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.5	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or the Unpaid Sum at the rate payable on the original due date.

29.6	Currency of account

(a)	Subject to paragraphs (b) to (e) below, Australian dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

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(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.7	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lenders (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lenders (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Lenders (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.8	Disruption to payment systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by the Borrower that a Disruption Event has occurred:

(a)

the Lender may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b)

the Lender shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

any such changes agreed upon by the Lender and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers); and

(d)

the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of

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its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.8 (Disruption to payment systems etc.).

29.9	Anti-Money Laundering and Sanctions

(a)

Notwithstanding any other provision of a Finance Document to the contrary, Finance Party may delay, block or refuse to process any payment or other transaction or do any other thing without incurring any liability if the Finance Party knows or reasonably suspects that the transaction or the application of its proceeds will:

(i)

breach, or cause a Finance Party to breach, any AML/CTF Law or economic or trade sanctions laws or regulations applicable to it including, without limitation, the Charter of the United Nations Act 1945 (Cth), the Charter of the United Nations (Dealing with Assets) Regulations 2008 (Cth) and the Autonomous Sanctions Regulations 2011 (Cth); or

(ii)	allow the imposition of any penalty on the Finance Party or its Affiliates under any such law or regulation,

including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Finance Party or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b)

As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Borrower and the other Finance Parties and consult in good faith but in each case only to the extent the Finance Party determines it is legally permitted to do so. In making that determination the Finance Party shall act reasonably.

(c)

The Borrower shall promptly advise the Finance Parties if any Obligor enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by any Finance Party from time to time in relation to any principal for which an Obligor may be acting.

(d)	Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all AML/CTF Laws and economic or trade sanctions laws or regulations.

30.	SET-OFF

If an Event of Default is continuing, a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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31.	NOTICES

31.1	Communications in writing

Any communication or document to be made or delivered to a Finance Party or an Obligor under or in connection with the Finance Documents:

(a)	must be in writing;

(b)

in the case of a notice by an Obligor, must be signed by an Authorised Officer of the sender (directly or with a facsimile signature), subject to Clause 31.8 (Email communication), Clause 31.9 (Communication through secure website) and Clause 31.5 (Reliance); and

(c)	unless otherwise stated, may be made by letter, by email or as specified in Clause 31.9 (Communication through secure website).

31.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below; and

(b)

in the case of each Lender or any other Original Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Borrower on or prior to the date on which it becomes a Party.

or any substitute address, email address, or department or officer as the Party may notify to the other parties by not less than five (5) Business Days’ notice.

Address for service of communications:

Borrower:    Address:

Email:

Attention:

31.3	Delivery

(a)	Any communication or document to be made or delivered by one person to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)

if by way of letter or any physical communication, when it has been left at the relevant address or three (3) Business Days (or seven (7) Business Days if sent overseas) after being deposited in the post postage prepaid in an envelope addressed to it at that address;

(ii)	if by way of email, as specified in Clause 31.8 (Email communication); or

(iii)	if it complies with Clause 31.9 (Communication through secure website),

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and, in each case, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document made or delivered to the Borrower in accordance with this Clause 31 (Notices) will be deemed to have been made or delivered to each of the Obligors.

(c)

A communication by email or under Clause 31.9 (Communication through secure website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

31.4	Notification of address and email address

Promptly upon receipt of notification of an address and email address or change of address or email address of an Obligor under Clause 31.2 (Addresses) or upon changing its own address or email address, such Party shall notify the other Parties.

31.5	Reliance

Any communication sent under this Clause 31 (Notices) can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such signature is required under Clause 31.1(b) (Communications in writing)) it bears what appears to be the signature (original or facsimile or email) of an Authorised Officer of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

31.6	English language

(a)	Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Lenders, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.7	Borrower and Obligors

Each Obligor irrevocably authorises the Borrower to give and receive notices and communications on its behalf (including Utilisation Requests). Other Parties may rely on any such notice or communication by the Borrower as given on behalf of the Obligor, and the Obligor is bound by it.

31.8	Email communication

(a)

Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out

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of office greeting for the named addressee) and it receives the notification before two (2) hours after the last to occur (for all addresses) of:

(i)	dispatch if in business hours in the city of the address; or

(ii)	if not, the next opening of business in such city;

(b)	An email which is a covering email for a notice signed by the Obligor’s Authorised Officer does not itself need to be signed by an Authorised Officer.

(c)	Email and other electronic notices from the Lenders generated by Loan IQ or other system software do not need to be signed.

31.9	Communication through secure website

(a)	The Lenders may establish a secure website to which access is restricted to the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

(b)

After the Lenders notifies the Borrower on behalf of the Obligors of the establishment of the secure website, then any communication or document given or delivered by or to the Lenders or Obligors (as the case may be):

(i)	may be given by means of the secure website in the manner specified by the Lenders (or in the absence of such specification, as specified by the operator of the website); and

(ii)	unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following:

(A)	a communication or document being posted on that secure website;

(B)	either:

(1)

receipt by Lenders of an email from the relevant website confirming that the website has sent an email to the relevant Party’s email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or

(2)	the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and

(C)	compliance with any other requirements specified by the Lenders under paragraph (c).

(c)

By notice to the Borrower on behalf of the Obligors or both (as the case may be) the Lenders acting reasonably may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules or moments will bind the recipients of the notice and the Lenders.

(d)	When it establishes the secure website, the Lenders shall nominate to the website for each Party the email address given to it by the Party under this Clause 31

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(Notices). Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Lenders (who will notify the Party accordingly). It is the responsibility of each Party to ensure that the email address nominated for it is up-to-date. The Lenders are under no obligation to notify the secure website of any change in email address notified to it.

(e)	The Borrower consents to the inclusion in the secure website of its Borrower logo.

(f)

Each of the other Parties agrees that no Lender is liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are sufficient evidence of the matters to which they relate unless the contrary is proved.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount or under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

32.4	Settlement conditional

If:

(a)	either:

(i)	any Finance Party has at any time released or discharged:

(A)	an Obligor from its obligations under any Finance Document; or

(B)	any assets of an Obligor from a Security,

in either case in reliance on a payment, receipt or other transaction to or in favour of any Finance Party; or

(ii)	any payment, receipt or other transaction to or in favour of any Finance Party has the effect of releasing or discharging:

(A)	an Obligor from its obligations under any Finance Document; or

(B)	any assets of an Obligor from a Security; and

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(b)

that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and

(c)	that claim is upheld or is conceded or compromised by a Finance Party, then:

(i)	each Finance Party will immediately become entitled against that Obligor to all rights (including under any Finance Document) as it had immediately before that release or discharge; and

(ii)	that Obligor must, to the extent permitted by law:

(A)	immediately do all things and execute all documents as any Finance Party may, acting reasonably, require to restore to each Finance Party all those rights; and

(B)

indemnify each Finance Party against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

33.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	Required consents

(a)	Subject to 35.2 (Exceptions), any term of the Finance Documents may be amended or waived only in writing with the consent of all of the Lenders (in their absolute discretion) and the Obligors.

(b)

The Borrower may agree, on behalf of any Obligor, to any amendment or waiver permitted by this Clause 35 (Amendments and Waivers). Each Obligor agrees to any such amendment or waiver permitted by this Clause 35 (Amendments and Waivers) which is agreed to by the Borrower.

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35.2	Exceptions

An amendment or waiver which relates to the rights or obligations of the Security Trustee may not be effected without the written consent of the Security Trustee (in its absolute discretion).

36.	INSTRUCTIONS AND DECISIONS

36.1	Transferees bound

A consent, approval, waiver, amendment or other decision by a Finance Party binds that Finance Party’s assigns and successors unless revoked under Clause 36.2 (Limitation on revocation).

36.2	Limitations on revocation

Any instructions, consent, approval, waiver, amendment or other decision by the Lenders may be revoked only by the Lenders (in their absolute discretion).

37.	CONFIDENTIALITY

37.1	Confidential Information

Each Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

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(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)

to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vii)	who is a Party; or

(viii)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents,

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such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

37.3	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation, including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

37.4	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (b)(v) and/or (b)(vi) of Clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 37 (Confidentiality).

37.5	Continuing obligations

The obligations in this Clause 37 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

37.6	Disclosure under anti-money laundering laws

Notwithstanding anything to the contrary in this Clause 37 (Confidentiality), if any Finance Party forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Finance Documents to any governmental agency in order to comply with any AML/CTF Laws, the Parties agree that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by that Finance Party to any other Party.

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37.7	Privacy

To the extent that confidential information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles set out in the Privacy Act 1988 (Cth).

38.	PPSA PROVISIONS

38.1	Exclusion of certain provisions

Where any Finance Party has a security interest (as defined in the PPSA) under any Finance Document, to the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125,130, 132(3)(d) or 132(4) of the PPSA; and

(ii)	sections 142 and 143 of the PPSA are excluded;

(b)	for the purposes of section 115(7) of the PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)	each Party waives its right to receive from any Finance Party any notice required under the PPSA (including a notice of a verification statement);

(d)

if a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Finance Party states otherwise at the time of exercise. However, this Clause does not apply to a right, power or remedy which can only be exercised under the PPSA; and

(e)

if the PPSA is amended to permit the Parties to agree not to comply with or to exclude other provisions of the PPSA, the Lenders may notify the Borrower and the Finance Parties that any of these provisions is excluded, or that the Finance Parties need not comply with any of these provisions.

This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other Clause in any Finance Document.

38.2	Further assurances

Whenever the Lenders requests an Obligor to do anything:

(a)

to ensure any Finance Document (or any security interest (as defined in the PPSA) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority;

(b)	for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents; or

(c)	for aiding the exercise of any power in any Finance Document,

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the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.	INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Loan and cancellation or expiry of the Commitments.

41.	PROMPT PERFORMANCE

(a)	If this deed specifies when an Obligor agrees to perform an obligation, that Obligor agrees to perform it by the time specified. Each Obligor agrees to perform all other obligations promptly.

(b)	Time is of the essence in this deed in respect of an obligation to pay money.

42.	SURVIVAL

All representations and warranties contained in the Finance Documents shall survive the execution and delivery of such Finance Document, the assignment, novation or transfer by any Finance Party or portion thereof or interest therein and the payment of any Loan, and may be relied upon by any subsequent Finance Party, regardless of any investigation made at any time by or on behalf of such Finance Party. All statements contained in any certificate or other instrument delivered by or on behalf of an Obligor pursuant to the Finance Documents shall be deemed representations and warranties of that Obligor under that Finance Document.

43.	ACKNOWLEDGEMENT

Except as expressly set out in the Finance Documents none of the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.

The Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

44.	PUBLIC OFFER

44.1	MLAB’s representations, warranties and undertakings

The MLAB undertakes, represents and warrants to the Obligors as follows:

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(a)	On behalf of the Obligors it has made invitations to become a Lender under this Agreement:

(i)

to at least ten (10) parties, each of whom, as at the date the relevant invitation is made, the MLAB’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Tax Act, and each of whom has been disclosed to the Obligors; or

(ii)

in an electronic form that is used by financial markets for dealing in debentures (as defined in Section 128F(9) of the Tax Act) or debt interests (as defined in Sections 974-15 and 974-20 of the Tax Act) such as Reuters or Bloomberg.

(b)

At least ten (10) of the parties to whom the MLAB has made invitations referred to in sub-paragraph (a)(i) above are not, as at the date the invitations are made, to the knowledge of the relevant officers of the MLAB involved in the transaction, Associates of any of the others of those ten (10) offerees.

(c)

It has not made and will not make offers or invitations referred to in sub- paragraph (a)(i) above to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of any Obligor.

44.2	Obligor’s confirmation

(a)

Each Obligor confirms that none of the potential offerees whose names were disclosed to it by the MLAB before the date of this Agreement were known or suspected by it to be an Offshore Associate of that Obligor or an Associate of any other such offeree.

(b)

It will immediately advise the MLAB if the potential invitees disclosed to it by the MLAB are known or suspected by it to be an Offshore Associate of that Borrower or an Associate of any other invitee.

44.3	Lenders’ representations and warranties

Each Original Lender named in Part III of Schedule 1 (The Original Parties) represents and warrants to each Obligor that if it received an invitation under Clause 44.1(a)(i) (MLAB’s representations, warranties and undertakings) at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

44.4	Information

The MLAB and each Lender will each provide to the Company when reasonably requested by the Company any factual information in its possession or which it is reasonably able to provide to assist the Company to demonstrate (based upon tax advice received by the Company) that Section 128F of the Tax Act has been satisfied where to do so will not in the MLAB’s or the relevant Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

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45.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to this Agreement, each party to this Agreement acknowledges and accepts that any liability of any party to this Agreement to any other party to this Agreement under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of any Bail-In Action in relation to any such liability, including (without limitation):

(a)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(b)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it;

(c)	a cancellation of any such liability; and

(d)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

For the avoidance of doubt, each party to this Agreement acknowledges that this Clause 44 (Contractual Recognition of Bail-In) does not extend to any liability of any party under this Agreement other than a liability which is subject to Bail-in Action by the relevant Resolution Authority.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

46.	GOVERNING LAW

This Agreement is governed by New South Wales law.

47.	ENFORCEMENT

47.1	Jurisdiction

(a)

The courts having jurisdiction in New South Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Each Party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a).

(d)

This Clause 47.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Australian Obligor):

(a)	irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Each party expressly agrees and consents to the provisions of this Clause 47 (Enforcement).

This Agreement has been entered into and executed as a deed on the date stated at the beginning of this Agreement.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE FACILITY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

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SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE BORROWER

Company Name	Company number	Notice details
Tritium Pty Ltd	ACN 095 500 280	Address: Email: Attention:

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PART II

THE ORIGINAL GUARANTORS

Company Name	Company number	Notice details
Tritium Pty Ltd	ACN 095 500 280	Address: Email: Attention:

Tritium Holdings Pty Ltd	ACN 145 324 910	Address: Email: Attention:

Tritium America Corp	6160114	Address: Email: Attention:

Tritium Technologies LLC	6160112	Address: Email: Attention:

Tritium Europe B.V.	68864906	Address: Email: Attention:

Tritium Technologies B.V.	68870795	Address: Email: Attention:

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PART III

THE ORIGINAL LENDER

Name and Notice Details	Commitment(A$)
HealthSpring Life & Health Insurance Company, Inc Address for notices related to Payments: E-Mail: E-Mail: Address for All Other Notices: E-Mail: E-Mail:	A$45,000,000
Total Commitments	A$45,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Original Obligors

(a)

A Director’s Certificate given by a director of each Original Obligor substantially in the form as set out in Schedule 8 (Forms of Director’s Certificate), with the attachments (including, a copy of its constitutions or in respect of Dutch Obligors (i) an up-to-date extract from the Dutch trade register (handelsregister) relating to it, (ii) a copy of its deed of incorporation and (iii) a copy of its current articles of association (statuten), a copy of a board resolutions of its directors (and in respect of Australian Obligors, an extract thereof) and, if applicable, shareholder resolutions of its shareholders) and the confirmations (including that the only Security of the Borrower is Permitted Security and it has obtained all Authorisations in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document), referred to in that form, and dated no earlier than three (3) days before the first Utilisation Date.

(b)

All documents and other evidence reasonably requested by the Original Lenders or the MLAB in order for the MLAB or the Lender to carry out all necessary “know your customer” or other similar checks in relation to each Obligor and each of its authorised signatories under all applicable laws and regulations where such information is not already available to the recipient.

(c)

A secretary’s certificates for Holdco and the US Obligors, including certificates of formation, bylaws, resolutions authorizing the entering into of US Security Documents, good standing certificates, and incumbency certificates.

2.	Finance Documents

(a)	This Agreement duly executed.

(b)	The General Security Deed duly executed.

(c)	The Dutch Deeds of Share Pledge duly executed.

(d)	The Dutch Security Agreement duly executed.

(e)	Each US Security Agreement duly executed.

(f)	The US Pledge Agreement duly executed.

(g)	The Loan Note Deed Poll duly executed.

(h)	The Security Trust Deed duly executed.

(i)	The Intercreditor Deed duly executed.

(j)	Any Fee Letter duly executed.

(k)

Any notices or documents required to be given or executed under the terms of the Security Documents in relation to the assets subject to or expressed to be subject to the Security (including (if applicable) all original share certificates and original

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transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank and any other original documents evidencing of title (if any)).

3.	Legal opinions

(a)	A legal opinion of Gilbert + Tobin, legal advisers to the Lenders in Australia, substantially in the form distributed to the Original Lender prior to Financial Close.

(b)	A legal opinion of Linklaters LLP, legal advisers to the Lenders in the Netherlands, substantially in the form distributed to the Original Lender prior to Financial Close.

(c)	A legal opinion of Winston & Strawn, legal advisers to the Lenders in the US, substantially in the form distributed to the Original Lender prior to Financial Close.

4.	Valuation report

A copy of the most recent valuation reports obtained with respect to the value of the Group from the Valuer (with reliance extended to the Finance Parties), together with a certificate by a director of the Borrower confirming compliance with the Loan to Value Ratio as at Financial Close based on the valuations specified therein.

5.	Other documents and evidence

(a)

Evidence that on Financial Close, the Existing Facility and the Specified Shareholder Loans will be fully repaid and that any Security granted in respect of such indebtedness will be released (including a copy of the deed of release duly executed by the relevant secured party).

(b)	A group structure chart for the Group.

(c)	A copy of the Financial Model.

(d)

The consolidated audited Financial Statements for the Borrower for the financial year ended 30 June 2019 (and the Original Lender confirms as at the date of this Agreement that this condition has been satisfied).

(e)

A copy of any other Authorisation or other document, opinion or assurance which the Lenders considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(f)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Fees) and Clause 15 (Costs and expenses) (which includes, for the avoidance of doubt, the fees of legal counsel) have been paid or will be paid by the first Utilisation Date.

(g)	Searches in relation to each Original Obligor as at Financial Close, including ASIC, PPSR and Lien searches.

(h)	Evidence that each financing statement has been lodged in relation to each Original Obligor, including any PPSR and UCC-1 financing statements.

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(i)	A funds flow statement reflecting the funds flow on Financial Close.

6.	Private Placement Number

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Loan Notes.

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PART II

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED

BY AN ADDITIONAL GUARANTOR

1.	An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

2.	Unless the Additional Guarantor is an “Obligor” under the Security Trust Deed and the Intercreditor Deed, an Accession Deed, duly executed by the Additional Guarantor and the Borrower.

3.	If applicable, a Guarantee (or a supplement to each Guarantee) duly executed by the Additional Guarantor.

4.

First ranking security documents in favour of the Security Trustee, as specified by the Lenders in respect of the obligations of the proposed Additional Guarantor (with or without securing the obligations of other Obligors) under the Finance Documents, giving Security over all or substantially all its assets which may be the subject of Security by law.

5.

Any notices or documents required to be given or executed under the terms of those security documents or by the Lenders or Security Trustee in relation to the assets subject to or expressed to be subject to the Security (including (if applicable) all original share certificates and original transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank and any other original documents evidencing of title (if any)).

6.	Evidence that any other step then required to be taken under the terms of those security documents or by the Lenders or Security Trustee in respect of those security documents or Security.

7.

A Director’s Certificate in respect of the Additional Guarantor duly completed and signed by a director, with any attachments thereto (including, a copy of its constitutions, a copy of a board resolutions of its directors (and in respect of Australian Obligors, an extract thereof) and, if applicable, shareholder resolutions of its shareholders), specimen signatures and the confirmations (including that the only Security of the Borrower is Permitted Security and that it has obtained all Authorisations in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document), and dated no earlier than the date of the Accession Letter.

8.	An original power of attorney (if any) for the execution of the Accession Letter from the Additional Guarantor executed under common seal or by two (2) directors or a director and a secretary.

9.

A copy of any other Authorisation or other document, opinion or assurance which the Lenders (acting reasonably) considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document to which the Additional Guarantor is a party.

10.

Evidence (if applicable) that the provisions of Part 2J.3 of the Australian Corporations Act (or the equivalent provisions in any other relevant jurisdiction) have been complied with in relation to the Accession Letter (if required) and the transactions contemplated under it.

11.	If available, the latest audited Financial Statements of the Additional Guarantor.

Senior Loan Note Subscription Agreement	Page 102

12.

Such evidence and information, including a legal opinion of legal advisers to the Finance Parties in Australia (and if the Additional Guarantor is incorporated in a jurisdiction outside Australia, a legal opinion of the legal advisers to the Finance Parties in the jurisdiction in which the Additional Guarantor is incorporated) in relation to the execution of the Finance Documents to which the Additional Guarantor is a party.

13.

If the proposed Additional Guarantor is incorporated in a jurisdiction outside Australia, evidence that the Borrower has accepted its appointment as process agent under Clause 47.2 (Service of process) in relation to the proposed Additional Guarantor.

14.

If required by the Lenders, the amount of money (if any) which, in the Lenders’ reasonable opinion, is required for payment of any Taxes payable on or in connection with the entry into the above Finance Documents.

15.	Any information reasonably required by any Finance Party to meet its internal know your customer compliance requirements and normal operating procedures.

Senior Loan Note Subscription Agreement	Page 103

SCHEDULE 3

UTILISATION REQUEST

From:	TRITIUM PTY LTD (ACN 095 500 280)

To:	[Lenders]

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement shall have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan, by way of issue of Loan Notes, on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	AUD

Amount:	[ ] or, if less, the Available Facility

Interest Period:	Six (6) months

3.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request. [except as described in the notice dated [*] given to you, a copy of which is attached]

4.	The subscription price for Loan Notes should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

Authorised Officer
[name of relevant Borrower]

Senior Loan Note Subscription Agreement	Page 104

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[Lenders]

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms used in the Agreement shall have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 23.3 (Procedure for transfer):

(a)

The Existing Lender and the New Lender agree to the Existing Lender and the New Lender novating [all/the part] of the Existing Lender’s Commitment referred to in the Schedule with effect from and including the Transfer Date in accordance with Clause 23.3 (Procedure for transfer) and corresponding rights and obligations.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.	The New Lender acknowledges the limitations on the Existing Lender’s obligations set out in Clause 23.2 (Limitation of responsibility of Existing Lenders).

4.

In this paragraph, terms defined in the Security Trust Deed have the same meaning. If the New Lender is not already a Beneficiary under the Security Trust Deed, the Security Trustee agrees on behalf of itself and all other Beneficiaries as set out in the Recognition Certificate issued under the Security Trust Deed in favour of [insert party/ies][1]. In consideration for that agreement, the New Lender agrees that upon becoming a Lender it is bound by the Recognition Certificate, and therefore by the terms set out in the Security Trust Deed as set out in the Recognition Certificate.[2] This Transfer Certificate does not impose any other obligation nor constitute any other conduct by the Security Trustee or other Beneficiaries. Each Obligor agrees with the New Lender as set out in the Recognition Certificate.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate is governed by New South Wales law.

1	If the Recognition Certificate is also addressed to other parties alter appropriately.
2

Note: it is not necessary that the Existing Lender transfer rights in the security or under the Security Trust Deed to the New Lender, only that the New Lender become a Beneficiary and bound by the terms of the Recognition Certificate. If the Existing Lender is novating its entire participation so it ceases to be a Lender under a Facility Agreement, with no commitment and no amounts owed to it, then under the Security Trust Deed, it will cease to be a Beneficiary.

Senior Loan Note Subscription Agreement	Page 105

Executed as a deed

THE SCHEDULE

Commitment/rights and obligations and Loan Notes to be transferred

[insert relevant details]

[Facility Office address and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

Senior Loan Note Subscription Agreement	Page 106

SCHEDULE 5

FORM OF ACCESSION LETTER

To:	[Lenders]

From:	[Subsidiary] and TRITIUM PTY LTD (ACN 095 500 280)

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms used in the Agreement shall have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a [company duly incorporated under the laws of [name of relevant jurisdiction]] / [[describe nature of entity] formed under the laws of [name of relevant jurisdiction]].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Attention:

4.	We confirm that no Default or Review Event is continuing or would result from [Subsidiary] becoming an Additional Guarantor.

5.	This letter is governed by New South Wales law.

This Guarantor Accession Letter is entered into by deed.

[Insert execution clause for Borrower]	[Insert execution clause for Subsidiary]

Senior Loan Note Subscription Agreement	Page 107

SCHEDULE 6

FORM OF RESIGNATION LETTER

To:	[Lenders]

From:	[resigning Obligor] and TRITIUM PTY LTD (ACN 095 500 280)

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms used in the Agreement shall have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 24.4 (Resignation of a Guarantor) we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3.

We confirm that no Default or Review Event is continuing or would result from the acceptance of this request and that Clause 20.14 (Guarantors) will continue to be complied with after acceptance of this request.

4.	This Resignation Letter is governed by New South Wales law.

[Insert execution clause for Borrower]	[Insert execution clause for resigning Obligor]

Senior Loan Note Subscription Agreement	Page 108

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	[Lenders]

From:	TRITIUM PTY LTD (ACN 095 500 280)

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [insert applicable calculation date]:

(a)	the Total Leverage Ratio is [#] times; [include only if relevant to a Compliance Date]

(b)	the Total Interest Cover Ratio is [#] times; and [include only if relevant to a Compliance Date]

(c)	the Loan to Value Ratio is [#].

3.	Supporting calculations for the confirmations in item 2 are attached to this Compliance Certificate.

4.	The Liquidity Reserve Amount is [#].

5.	The most recent Valuation is attached.

6.	[We confirm that no Default or Review Event is continuing.]*

7.	We confirm that the Guarantors comply with Clause 20.14 (Guarantors) of the Agreement as follows:

[insert details of calculations as appropriate including breakdown of Total Tangible Assets and EBITDA on a Guarantor versus the Group basis.]

Signed:

Director	Director

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Senior Loan Note Subscription Agreement	Page 109

SCHEDULE 8

FORMS OF DIRECTOR’S CERTIFICATE

PART I

FORM OF DIRECTOR’S CERTIFICATE

FOR AUSTRALIAN OBLIGORS

To:	[Lenders]

From:	Each entity listed in the Schedule (“Obligors”)

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1

I refer to the Agreement. This is a Director’s Certificate. Terms used in the Agreement shall have the same meaning in this Director’s Certificate unless given a different meaning in this Director’s Certificate.

2	I am a director of each Obligor and am authorised to give this certificate in that capacity on behalf of each Obligor.

3	I certify on behalf of each Obligor as follows:

(a)	attached to this certificate marked “A-1” to “A-[#]” are copies of the constitutional documents of each Obligor [including, where applicable, each Trust Deed];

(b)	attached to this certificate marked “[B]-1” to “[B]-[#]” are copies of extracts of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	resolving that it is in its best interests to execute the Finance Documents to which it is a party, giving reasons;

(iii)

confirming that the Obligor’s execution of the Finance Documents to which it is a party and the performance of its obligations under them does not and will not cause the Obligor (or any other person) to contravene Part 2E or Part 2J.3 of the Australian Corporations Act;

(iv)

authorising a specified person or persons to execute [the Finance Documents to which it is a party on its behalf]/[a power of attorney for execution of each Finance Document to which it is a party]; and

(v)

authorising a specified person or persons, on its behalf, as Authorised Officers to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

Senior Loan Note Subscription Agreement	Page 110

(a)	[attached to this certificate marked “C-1” to “C-[#]” are copies of each Authorisation required by each Obligor to enter into the Finance Documents;]

(b)	attached to this certificate marked “D” is a copy of the current corporate structure chart for the Group;

(c)

the following signatures are the signatures of each person authorised by the resolutions referred to in paragraph 3(b) above [and any attorney appointed under any power of attorney referred to in paragraph (c) above]*:

Name	Position	Date of Birth	Signature
*	*
*	*

(d)

each Obligor has obtained all Authorisations in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document;

(e)	each Obligor is able to pay its debts as and when they become due and payable;

(f)	borrowing or guaranteeing, as appropriate, the Total Commitments does not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded;

(g)

no Obligor is in breach of Chapter 2E (Related Party Transactions) or Part 2J.3 (Financial assistance) of the Australian Corporations Act as a result of its entry into, or performance of the transactions contemplated by, the Finance Documents;

(h)

at the time of execution of the Finance Documents, each Obligor was solvent and will not become insolvent because the Finance Documents or the transactions contemplated by the Finance Documents are entered into or performed by that Obligor;

(i)	each document attached to this certificate is correct, complete and in full force and effect as at the date of this Director’s Certificate; and

(j)	as at the date of this certificate, the only Financial Indebtedness of each Obligor is permitted in terms of the Agreement, and the only Security of each Obligor is Permitted Security.

Signed:
Director

*	Insert if any Original Obligor appoints an attorney to execute the Finance Documents.

Schedule

[Insert name of each Obligor]

Senior Loan Note Subscription Agreement	Page 111

PART II

ADDITIONAL NON-AUSTRALIAN OBLIGORS

To:	[Lenders]

From:	[Additional Guarantor] (“Additional Guarantor”)

Dated:

Dear Sirs

Tritium – Senior Loan Note Subscription Agreement

dated [    ] (the “Agreement”)

1

I refer to the Agreement. This is a Director’s Certificate. Terms used in the Agreement shall have the same meaning in this Director’s Certificate unless given a different meaning in this Director’s Certificate.

2	I am a director of the Additional Guarantor and am authorised to give this certificate in that capacity on behalf of the Additional Guarantor.

3	I certify on behalf of the Additional Guarantor as follows:

(a)	attached to this certificate marked “A-1” to “A-[#]” are copies of the constitutional documents [(including the Trust Deed)]of the Additional Guarantor;

(b)	attached to this certificate marked “[B]-1” to “[B]-[#]” is a copy of an extract of a resolution of the board of directors of the Additional Guarantor:

(i)

approving the terms of, and the transactions contemplated by, the Accession Letter and the other Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	resolving that it is in its best interests to execute the Accession Letter, giving reasons;

(iii)

resolving that the Additional Guarantor’s execution of the Accession Letter and the other Finance Documents to which it is a party and the performance of its obligations under it and any other Finance Document to which it becomes a party does not and will not cause the Additional Guarantor (or any other person) to contravene Part 2E or Part 2J.3 of the Australian Corporations Act;

(iv)	authorising a specified person or persons to execute the Accession Letter on its behalf/[a power of attorney for execution of each Finance Document to which it is a party]; and

(v)

authorising a specified person or persons, on its behalf, as Authorised Officers to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it becomes party.

Senior Loan Note Subscription Agreement	Page 112

(c)

[attached to this certificate marked “[C]-1” is a copy of the power of attorney authorising an attorney to execute the Accession Letter on behalf of the Borrower executed under common seal or by two (2) directors or a director and a secretary;]*

(d)

the following signatures are the signatures of each person authorised by the resolutions referred to in paragraph 3(b) above [and any attorney appointed under any power of attorney referred to in paragraph (c) above]*:

Name	Position	Date of Birth	Signature
*	*
*	*
*	*

(e)

the Additional Guarantor has obtained all Authorisations in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document;

(f)	borrowing or guaranteeing, as appropriate, the Total Commitments does not cause any borrowing, guaranteeing or similar limit binding on the Additional Guarantor to be exceeded;

(g)

[the Additional Guarantor is not in breach of Chapter 2E (Related Party Transactions) or Part 2J.3 (Financial assistance) of the Australian Corporations Act as a result of its entry into, or performance of the transactions contemplated by, the Accession Letter and any Finance Documents to which it becomes a party;]**

(h)

at the time of execution of the Accession Letter, the Additional Guarantor is solvent and will not become insolvent because the Finance Documents to which it becomes a party or the transactions contemplated by the Finance Documents are entered into or performed by the Additional Guarantor;

(i)	each document attached to this certificate is correct, complete and in full force and effect as at a date no earlier than the date of this Director’s Certificate; and

(j)	as at the date of this certificate, the only Financial Indebtedness of each Obligor is permitted in terms of the Agreement, and the only Security of each Obligor is Permitted Security.

Signed:
Director
Of
[Additional Guarantor]

*	Insert if the Additional Guarantor appoints an attorney to execute the Finance Documents.
**	Insert if the Additional Guarantor is incorporated in Australia / equivalent customary provisions in applicable jurisdictions.

Senior Loan Note Subscription Agreement	Page 113

SCHEDULE 9

TIMETABLES

Loans in AUD dollars
Delivery of a duly completed Utilisation Request Clause 5.1 (Delivery of a Utilisation Request)	U – 3 10:30am (New York time)

Senior Loan Note Subscription Agreement	Page 114

SCHEDULE 10

FORM OF LOAN NOTE DEED POLL

THIS DEED POLL is dated [                                ] and made by TRITIUM PTY LTD (ACN 095 500 280) (the “Borrower”)

NOW THIS DEED POLL WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions and (unless defined below) definitions in the Subscription Agreement apply in this Deed Poll unless the context requires otherwise.

“Lender” means a person listed in Part III of Schedule 1 (The Original Parties) to the Subscription Agreement or any subsequent holder of a Loan Note which has not ceased to be a party as a Lender to the Subscription Agreement in accordance with the terms of the Subscription Agreement.

“Loan Notes” means the rights of a Lender under this Deed Poll.

“Subscription Agreement” means the Agreement entitled “Senior Loan Note Subscription Agreement” dated [*] between the Borrower, Commonwealth Bank of Australia (ACN 123 123 124) as MLAB and CBA Corporate Services (NSW) Pty Limited (ACN 072 765 434) as Security Trustee and others.

1.2	Interpretation

Clause 1.2 (Construction) of the Subscription Agreement applies in this Deed Poll as if references to “this Agreement” were to “this Deed Poll”.

2.	RIGHTS OF LENDERS

This Deed Poll is a deed poll. Each Lender has the benefit of this Deed Poll and can enforce it even if the Lenders are not a party to, or may not in existence at the time this Deed Poll is executed and delivered.

Each Lender may enforce its rights under this Deed Poll independently from the other Finance Parties, subject to the Finance Documents.

Each of the Lenders (and any person claiming through or under a Lender) are bound by this Deed Poll. The Loan Notes are issued on the condition that the Lenders are taken to have notice of, and be bound by, this Deed Poll and the Subscription Agreement.

The Loan Notes are issued on the condition that the Lenders are bound by the provisions of the Finance Documents binding on the Lenders.

3.	CREATION OF LOAN NOTES

By this Deed Poll, the Borrower creates Loan Notes on the date of this Deed Poll in favour of each Lender.

4.	ACKNOWLEDGEMENT OF DEBT

The Borrower acknowledges that it is indebted to the Lenders for the principal amount outstanding of the Loan Notes from time to time.

Senior Loan Note Subscription Agreement	Page 115

5.	NATURE AND STATUS OF LOAN NOTES

5.1	Constitution and title

The Loan Notes are constituted by this Deed Poll.

5.2	Issue of Loan Notes

A Loan Note is issued as the date of this deed poll.

5.3	Transfer

The Loan Notes are transferable only in accordance with the Subscription Agreement.

5.4	Effect of Issuance of Loan Notes

The issuance of each Loan Note constitutes:

(a)	an acknowledgment to each Lenders by the Borrower of the indebtedness of the Borrower to that Lender under this Deed Poll;

(b)	an undertaking by the Borrower to the Lenders to make all payments of principal and interest in respect of the Loan Note in accordance with the terms of the Loan Note and this Deed Poll; and

(c)	an entitlement to the other benefits given to the Lenders under the Finance Documents in respect of the relevant Loan Note.

5.5	Independent Obligations

Subject to the terms of the Subscription Agreement and the other Finance Documents, the obligations of the Borrower in respect of each Loan Note constitute separate and independent obligations which the Lender to whom those obligations are owed is entitled to enforce without having to join any other Lender or any predecessor in title of a Lender.

5.6	Holder Absolutely Entitled

Upon a person acquiring title to any Loan Note, all rights and entitlements arising by virtue of this Deed Poll in respect of that Loan Note vest absolutely in the owner of the Loan Note free of all equities. Any person who has previously been the owner of the Loan Note does not have, and is not entitled to assert against the Borrower or any other Finance Party or the owner of the Loan Note for the time being and from time to time, any rights, benefits or entitlements in respect of the Loan Note.

5.7	Status of Loan Notes

The Loan Notes are senior and secured by the Security granted under the Security Documents.

The Loan Notes rank equally among themselves and rank at least equally with all other unsecured, unsubordinated debt of the Borrower present and future (other than obligations mandatorily preferred by law). Each Loan Note constitutes a separate and independent debt of the Borrower to the relevant Lender.

6.	INTEREST, REPAYMENT AND PREPAYMENT

The Borrower must:

Senior Loan Note Subscription Agreement	Page 116

(a)	pay interest on the principal amount outstanding of each Loan Note in the manner specified in the Subscription Agreement and this Deed Poll;

(b)	pay the principal amount outstanding of each Loan Note in the manner specified in the Subscription Agreement and this Deed Poll;

(c)	pay any default interest on overdue amounts in the manner specified in the Subscription Agreement and this Deed Poll; and

(d)

prepay the principal amount outstanding (together with accrued interest, fees and Break Costs and Prepayment Amount (if applicable) of each Loan Note in the manner specified in the Subscription Agreement and this Deed Poll.

Any amounts which capitalise in accordance with the provisions of the Subscription Agreement shall form part of the principal amount outstanding evidenced by the Loan Notes (and the Borrower shall, upon request by any Lender, issue further Loan Notes evidencing such amounts).

7.	OTHER AMOUNTS

The Borrower must make such additional payments in connection with the indebtedness evidenced by the Loan Notes as may be required by it under the Subscription Agreement or any other Finance Document from time to time.

Without limiting any provision of this Deed Poll or the Finance Documents, the Lenders have the benefit of and can enforce each guarantee and indemnity in each Finance Document in its favour, including Clause 6 (Guarantee and Indemnity) of the Security Trust Deed.

8.	PAYMENTS

The Borrower agrees to make all payments under a Loan Note in the manner specified in Clause 29 (Payment Mechanics) of the Subscription Agreement.

9.	NOTICES

Clause 31 (Notices) of the Subscription Agreement applies to this Deed Poll.

10.	GOVERNING LAW

This Deed Poll and the Loan Notes are governed by New South Wales law.

EXECUTED and delivered as a deed poll in [*].

Each attorney executing this Deed Poll states that he or she has not received notice of the revocation or suspension of his or her power of attorney.

Senior Loan Note Subscription Agreement	Page 117

SIGNATURE PAGES

The Borrower

Executed for and on behalf of Tritium Pty Ltd

in accordance with section 127 of the

Corporations Act 2001 (Cth) by:

/s/ David Finn	/s/ Paul Sernia
Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Senior Loan Note Subscription Agreement

Original Guarantor

Executed for and on behalf of Tritium Holdings Pty Ltd

in accordance with section 127 of the

Corporations Act 2001 (Cth) by:

/s/ David Finn	/s/ Paul Sernia
Signature of Director	Signature of Director/Company Secretary

Full name (print)	Full name (print)

Senior Loan Note Subscription Agreement

Original Guarantor

Executed for and on behalf of Tritium America Corp by:

/s/ David Finn	/s/ Paul Sernia
Signature of authorised signatory	Signature of authorised signatory

Name of authorised signatory (print)	Name of authorised signatory (print)

Senior Loan Note Subscription Agreement

Original Guarantor

Executed for and on behalf of Tritium Technologies LLC by:

/s/ David Finn	/s/ Paul Sernia
Signature of authorised signatory	Signature of authorised signatory

Name of authorised signatory (print)	Name of authorised signatory (print)

Senior Loan Note Subscription Agreement

Original Guarantor

Executed for and on behalf of Tritium Europe B.V.:

/s/ David Finn	/s/ Paul Sernia
Signature of authorised signatory	Signature of authorised signatory

Name of authorised signatory (print)	Name of authorised signatory (print)

Senior Loan Note Subscription Agreement

Original Guarantor

Executed for and on behalf of Tritium Technologies B.V.:

/s/ David Finn	/s/ Paul Sernia
Signature of authorised signatory	Signature of authorised signatory

Name of authorised signatory (print)	Name of authorised signatory (print)

Senior Loan Note Subscription Agreement

The MLAB

Signed, sealed and delivered for and on behalf of Commonwealth Bank of Australia ABN 48 123 123 124 by its attorney under power of attorney dated 24 June 2013 in the presence of:

/s/ Liam Sheppard	/s/ Mark Wang
Signature of witness	Signature of attorney

By executing this Agreement the attorney states that the attorney has not received notice of revocation of the power of attorney at the date of executing this Agreement.
Full name of witness (print)

Address of witness (print)

Senior Loan Note Subscription Agreement

The Security Trustee

SIGNED by its attorney for CBA CORPORATE SERVICES (NSW) PTY LIMITED under power of attorney dated 26 November 2013 in the presence of:	) ) )

/s/ Colleen Chiu	) )	/s/ Nanette Gamboa
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

) )
Name of witness (block letters))

Senior Loan Note Subscription Agreement

The Lender

HealthSpring Life & Health Insurance Company, Inc By:Cigna Investments, Inc. (authorized agent)

By:	/s/ Leonard Mazlish
Name:
Title:

Senior Loan Note Subscription Agreement